Exhibit 4.7

PURCHASE CONTRACT AGREEMENT
between
AMERICAN INTERNATIONAL GROUP, INC.
and
THE BANK OF NEW YORK
as Purchase Contract Agent
Dated as of May 16, 2008

Purchase Contract Agreement

Purchase Contract Agreement

ii

Section 7.06	Money Held in Custody	59
Section 7.07	Compensation and Reimbursement	59
Section 7.08	Corporate Purchase Contract Agent Required, Eligibility	60
Section 7.09	Resignation and Removal; Appointment of Successor	60
Section 7.10	Acceptance of Appointment by Successor	61
Section 7.11	Merger, Conversion, Consolidation or Succession to Business	62
Section 7.12	Preservation of Information; Communications to Holders	62
Section 7.13	No Obligations of Purchase Contract Agent	63
Section 7.14	Tax Compliance	63

Article VIII

Supplemental Agreements

Section 8.01	Supplemental Agreements without Consent of Holders	64
Section 8.02	Supplemental Agreements with Consent of Holders	64
Section 8.03	Execution of Supplemental Agreements	65
Section 8.04	Effect of Supplemental Agreements	65
Section 8.05	Reference to Supplemental Agreements	66

Article IX

Consolidation, Merger, Conveyance, Transfer or Lease

Section 9.01	Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions	66
Section 9.02	Rights and Duties of Successor Person	66
Section 9.03	Officers’ Certificate Given to Purchase Contract Agent	67

Article X

Covenants

Section 10.01	Performance under Stock Purchase Contracts	67
Section 10.02	Maintenance of Office or Agency	67
Section 10.03	Company to Reserve Common Stock	68
Section 10.04	Covenants as to Common Stock	68
Section 10.05	Statements of Officers of the Company as to Default	68
Section 10.06	ERISA	68
Section 10.07	Tax Treatment	68

Exhibit A	— Form of Corporate Unit
Exhibit B	— Form of Treasury Unit
Exhibit C	— Form of Instruction to Purchase Contract Agent
Exhibit D	— Form of Notice of Termination Event
Exhibit E	— Form of Notice to Settle with Cash
Exhibit F	— Form of Notice to Collateral Agent
Purchase Contract Agreement

iii

     Purchase Contract Agreement, dated as of May 16, 2008, between American International Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, acting as purchase contract agent for the Holders of Equity Units (as defined herein) from time to time (the “Purchase Contract Agent”).
Recitals
     The Company has duly authorized the execution and delivery of this Agreement and the Certificates (as defined herein) evidencing the Equity Units.
     All things necessary to make the Stock Purchase Contracts (as defined herein), when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid and legally binding obligations of the Company have been done. For and in consideration of the premises and the purchase of the Equity Units by the Holders thereof, it is mutually agreed as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
     Section 1.01 Definitions.
     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States as in effect at the time of the calculation to be made;
     (c) all references to an Article, Section or other subdivision or Exhibit refer to an Article, Section or other subdivision of, or Exhibit to, this Agreement;
     (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and
     (e) the following terms have the meanings given to them in this Section 1.01(e):
     “Additional Debentures” means junior subordinated debentures of the Company that will be issued pursuant to the Base Indenture, in the Company’s sole discretion, as provided in Section 5.11(c)(ii).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting
Purchase Contract Agreement

securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Applicable Market Value” means, with respect to any Stock Purchase Date, the average of the VWAP per share of Common Stock (or Exchange Property Units in which the Stock Purchase Contracts will be settled following a Reorganization Event) on each of the 20 consecutive Trading Days in the applicable Observation Period. For purposes of calculating the Exchange Property Unit value, (x) the value of any common stock included in the Exchange Property Unit will be determined using the average of the VWAP per share of such common stock on each of the 20 consecutive Trading Days in the applicable Observation Period, and (y) the value of any other property, including securities other than common stock, included in the Exchange Property Unit will be the value of such property on the first Trading Day of the applicable Observation Period (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution).
     “Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.
     “Base Indenture” means the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between the Company and the Trustee, as amended or supplemented from time to time.
     “Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).
     “Blackout Period” means any period following the close of business on the second Business Day immediately preceding the first day of any Remarketing Period for any series of Debentures and ending on the last day of such Remarketing Period or, if a Successful Remarketing occurs during such Remarketing Period, the applicable Stock Purchase Date.
     “Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.
     “Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.
     “Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.07.
     “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are authorized or required by any applicable law to close.
Purchase Contract Agreement

     “Certificate” means a Corporate Unit Certificate or a Treasury Unit Certificate.
     “Closing Price” of the Common Stock on any date of determination means the last reported sale price of the Common Stock on the NYSE on that date. If the Common Stock is not listed for trading on the NYSE on any date of determination, the closing price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the Common Stock is listed, or, if the Common Stock is not so reported, the market value of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and administrative guidance and the regulations promulgated thereunder.
     “Collateral Agent” means Wilmington Trust Company, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become appointed as such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.
     “Collateral Substitution” means (i) with respect to Corporate Units, the substitution of the Pledged Debentures included in such Corporate Units with the applicable Qualifying Treasury Securities in an aggregate principal amount at maturity equal to the aggregate Principal Amount of such Pledged Debentures, or (ii) with respect to Treasury Units, the substitution for the Pledged Treasury Securities included in such Treasury Units with the applicable Debentures in an aggregate Principal Amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities.
     “Common Stock” means the common stock, par value $2.50 per share, of the Company.
     “Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.
     “Contract Adjustment Payments” means the payments payable by the Company in arrears on the Payment Dates in respect of each Stock Purchase Contract that are accrued but unpaid prior to each such date:
     (i) from and including May 16, 2008 to but excluding the First Stock Purchase Date, at the annual rate of 2.7067% on the initial Stated Amount of $75 per Stock Purchase Contract;
     (ii) from and including the First Stock Purchase Date to but excluding the Second Stock Purchase Date, at the annual rate of 2.6450% on the adjusted Stated Amount of $50 per Stock Purchase Contract; and
     (iii) from and including the Second Stock Purchase Date to but excluding the Third Stock Purchase Date, at the annual rate of 2.6100% on the adjusted Stated Amount of $25 per Stock Purchase Contract.
     “Corporate Trust Office” means the principal office of the Purchase Contract Agent at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust
Purchase Contract Agreement

Administration, or such other address as the Purchase Contract Agent may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Purchase Contract Agent (or such other address as such successor Purchase Contract Agent may designate from time to time by notice to the Holders and the Company).
     “Corporate Unit” means the collective rights and obligations of a Holder of a Corporate Unit Certificate in respect of:
(i) (1) at all times prior to the First Stock Purchase Date or, if earlier, the First Remarketing Settlement Date, a 1/40 undivided beneficial interest in a Series B-1 Debenture,
(2)	at all times prior to the Second Stock Purchase Date or, if earlier, the Second Remarketing Settlement Date, a 1/40 undivided beneficial interest in a Series B-2 Debenture,

(3)	at all times prior to the Third Stock Purchase Date or, if earlier, the Third Remarketing Settlement Date, a 1/40 undivided beneficial interest in a Series B-3 Debenture, and

(4)	after the Remarketing Settlement Date for any series of Debentures and prior to the applicable Stock Purchase Date, the undivided beneficial ownership interest corresponding to one Corporate Unit in the Treasury Portfolio purchased with the net proceeds of the Remarketing, and
(ii) the related Stock Purchase Contract.
The Debentures comprising part of a Corporate Unit at any time are referred to as the “applicable series of Debentures.”
     “Corporate Unit Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.
     “Current Market Price” means, in respect of a share of Common Stock on any day of determination, the average of the VWAP per share of Common Stock over each of the 10 consecutive Trading Days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
     “Custodial Agent” means Wilmington Trust Company, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Custodial Agent” shall mean the Person who is then the Custodial Agent thereunder.
     “Debentures” means, collectively, the Series B-1 Debentures, the Series B-2 Debentures and the Series B-3 Debentures.
Purchase Contract Agreement

     “Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Equity Units as contemplated by Sections 3.07 and 3.08 or its nominee.
     “Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.
     “DTC” means The Depository Trust Company.
     “Equity Units” means Corporate Units or Treasury Units, as applicable.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
     “Failed Remarketing,” in respect of a series of Debentures, has the meaning set forth in the applicable Supplemental Indenture.
     “First Qualifying Treasury Security” means a zero-coupon U.S. Treasury security (CUSIP No. 912820GC5) having a principal amount of $1,000 and maturing on February 15, 2011.
     “First Remarketing Settlement Date” means the third Business Day immediately succeeding the date of a Successful Remarketing of the Series B-1 Debentures.
     “First Stock Purchase Date” means February 15, 2011.
     “Fixed Settlement Rates” means the Maximum Settlement Rate and the Minimum Settlement Rate, collectively.
     “Global Certificate” means a Certificate that evidences all or part of the Equity Units and is registered in the name of the Depositary or a nominee thereof.
     “Holder” means, with respect to an Equity Unit, the Person in whose name the Equity Unit evidenced by a Certificate is registered in the Security Register.
     “Indenture” means, with respect to any series of Debentures, the Base Indenture and the applicable Supplemental Indenture, taken together.
     “Interest Payment Date” for each series of Debentures means the Interest Payment Date set forth in the applicable Supplemental Indenture.
     “Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by its Chairman, its President, a Senior Vice President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent.
Purchase Contract Agreement

     “Make-Whole Shares” means, with respect to a Cash Merger Early Settlement, a number of shares of Common Stock (for the purpose of this definition, the “make-whole share amount”) determined for each Stock Purchase Contract being settled by reference to the table below based on the date on which the Cash Merger becomes effective (for the purposes of this definition, the “effective date”) and the price (for the purposes of this definition, the “stock price”) paid per share for Common Stock in such Cash Merger. If holders of Common Stock receive only cash in such transaction, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the Closing Prices per share of Common Stock on each of the 20 consecutive Trading Days ending on the Trading Day immediately preceding the effective date of such Cash Merger.

	Stock Prices
Effective Date	$10.00	$20.00	$30.00	$38.00	$40.00	$45.60	$50.00	$60.00	$70.00	$80.00	$120.00
May 12, 2008	1.3942	0.5204	0.1887	0.0000	0.1127	0.2722	0.2385	0.1711	0.1252	0.0927	0.0274
May 1, 2009	1.0158	0.3821	0.1118	0.0000	0.0574	0.2274	0.1949	0.1360	0.0970	0.0702	0.0188
May 1, 2010	0.5516	0.2212	0.0350	0.0000	0.0035	0.1707	0.1370	0.0860	0.0565	0.0387	0.0090
February 15, 2011	0.1389	0.0618	0.0069	0.0000	0.0000	0.0841	0.0532	0.0234	0.0132	0.0089	0.0021
February 16, 2011	0.1374	0.0611	0.0067	0.0000	0.0000	0.0851	0.0528	0.0232	0.0131	0.0088	0.0021
May 1, 2011	0.0582	0.0261	0.0038	0.0000	0.0000	0.0393	0.0263	0.0092	0.0049	0.0033	0.0006
May 2, 2011	0.0527	0.0238	0.0026	0.0000	0.0000	0.0359	0.0232	0.0087	0.0046	0.0032	0.0007
August 1, 2011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     The stock prices and make-whole share amounts set forth in the table shall be subject to adjustment as set forth in Section 5.04(a).
     If the exact stock price and effective date applicable to a Cash Merger is not set forth on the table, then:
(i)	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of Make-Whole Shares shall be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

(ii)	if the stock price is in excess of $120.00 per share (subject to adjustment as set forth in Section 5.04(a)), then the make-whole share amount shall be zero; and
(iii)	if the stock price is less than $10.00 per share (subject to adjustment as set forth in Section 5.04(a)), for purposes of this definition the “minimum stock price,” then the make-whole share amount shall be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described under (i) above, if the effective date is between two dates on the table.
     “Maximum Settlement Rate” means 0.6579, which is approximately equal to $25 divided by the Reference Price, as adjusted from time to time pursuant to Section 5.04.
     “Minimum Settlement Rate” means 0.54823, which is approximately equal to $25 divided by the Threshold Appreciation Price, as adjusted from time to time pursuant to Section 5.04.
     “NYSE” means The New York Stock Exchange, Inc.
Purchase Contract Agreement

     “Observation Period” means, with respect to any Stock Purchase Date or Cash Merger Early Settlement Date, the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding such Stock Purchase Date or Cash Merger Early Settlement Date.
     “Officers’ Certificate” means a certificate signed by the Company’s Chairman or a Vice Chairman of the Board, its President, a Senior Vice President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company). An Opinion of Counsel may rely on certificates as to matters of fact.
     “Outstanding Equity Units” means, as of the date of determination, all Equity Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:
     (i) if a Termination Event has occurred, (x) Corporate Units for which the underlying Debentures have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Corporate Units and (y) Treasury Units;
     (ii) Equity Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and
     (iii) Equity Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser (within the meaning of the UCC) in whose hands the Equity Units evidenced by such Certificate are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite number of the Equity Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Equity Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Equity Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Equity Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Equity Units so owned that have been pledged in good faith may be regarded as Outstanding Equity Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Equity Units and that the pledgee is not the Company or any Affiliate of the Company. “Outstanding Corporate Units” means Corporate Units that are Outstanding Equity Units, and “Outstanding Treasury Units” means Treasury Units that are Outstanding Equity Units.
     “Payment Date” means each February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2008.
     “Person” means a company, an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
Purchase Contract Agreement

     “Plan” means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.
     “Pledge” means the pledge under the Pledge Agreement of the Debentures, the Pledged Treasury Portfolio or the Qualifying Treasury Securities, as the case may be, in each case constituting a part of the Equity Units.
     “Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, among the Company, Wilmington Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary, and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Equity Units, as amended from time to time.
     “Predecessor Corporate Unit Certificate,” of any particular Corporate Unit Certificate, means every previous Corporate Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Unit Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Unit Certificate.
     “Predecessor Treasury Unit Certificate,” of any particular Treasury Unit Certificate, means every previous Treasury Unit Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Unit Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Unit Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Unit Certificate.
     “Principal Amount” in respect of a series of Debentures, means the principal amount of such Debentures payable at the final stated maturity.
     “Prospectus” means the prospectus relating to the delivery of shares or any securities in connection with an Early Settlement pursuant to Section 5.07 or a Cash Merger Early Settlement of Stock Purchase Contracts pursuant to Section 5.04(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.
     “Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.
     “Qualifying Treasury Securities” means the First Qualifying Treasury Securities, the Second Qualifying Treasury Securities and the Third Qualifying Treasury Securities (each, a “Qualifying Treasury Security”), and “applicable Qualifying Treasury Securities” at any time means the Qualifying Treasury Securities comprising part of a Treasury Unit at such time.
Purchase Contract Agreement

     “Quotation Agent” means any primary U.S. government securities dealer in New York City selected by the Company.
     “Record Date” for any distribution and Contract Adjustment Payment payable on any Payment Date means the 15th day of the calendar month preceding the calendar month in which the relevant Payment Date falls.
     “Reference Price” means $38.00.
     “Registration Statement” means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Cash Merger Early Settlement of Stock Purchase Contracts on the Cash Merger Early Settlement Date under Section 5.04(b)(ii), including all exhibits thereto and the documents incorporated by reference in the Prospectus contained in such registration statement, and any post-effective amendments thereto.
     “Remarketing,” in respect of a series of Debentures, has the meaning set forth in the Supplemental Indenture related to that series of Debentures.
     “Remarketing Agent”, in respect of a series of Debentures, has the meaning set forth in the Supplemental Indenture related to that series of Debentures.
     “Remarketing Agent’s Fee,” in respect of a series of Debentures, has the meaning set forth in the Supplemental Indenture related to that series of Debentures.
     “Remarketing Agreement” means a Remarketing Agreement, dated as of the date hereof, among the Company, Citigroup Global Markets Inc.; J.P. Morgan Securities Inc. and the Purchase Contract Agent, as amended from time to time.
     “Remarketing Period,” in respect of a series of Debentures, means the 30-day period ending on the date that is not less than three Business Days prior to the date one month before the applicable Stock Purchase Date, as specified by the Company.
     “Remarketing Period Start Date,” in respect of any Remarketing Period, means the first day of such Remarketing Period.
     “Remarketing Price per Debenture” means, with respect to each $1,000 Principal Amount of Debentures of any series, an amount in cash equal to the quotient of the Treasury Portfolio Purchase Price divided by the number of Debentures of such series, each $1,000 Principal Amount of such Debentures being one Debenture, included in the applicable Remarketing that are held as components of Corporate Units.
     “Remarketing Settlement Date” means, as applicable, the First Remarketing Settlement Date, the Second Remarketing Settlement Date or the Third Remarketing Settlement Date.
     “Responsible Officer” shall mean, when used with respect to the Purchase Contract Agent, any officer within the corporate trust department of the Purchase Contract Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Purchase Contract Agent who customarily performs functions similar to those performed by the Persons
Purchase Contract Agreement

who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Purchase Contract Agreement.
     “Second Qualifying Treasury Security” means a zero-coupon U.S. Treasury security (CUSIP No. 912820NA1) having a principal amount of $1,000 and maturing on April 30, 2011.
     “Second Remarketing Settlement Date” means the third Business Day immediately succeeding the date of a Successful Remarketing of the Series B-2 Debentures.
     “Second Stock Purchase Date” means May 1, 2011.
     “Securities Act” means the Securities Act of 1933, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
     “Securities Intermediary” means Wilmington Trust Company, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Securities Intermediary” shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.
     “Separate Debentures” means Debentures that are no longer a component of Corporate Units and are included in a Remarketing pursuant to Section 5.02(a)(iii).
     “Separate Debentures Purchase Price” means, with respect to any Remarketing, the amount in cash equal to the product of (i) the Remarketing Price per Debenture and (ii) the number of Separate Debentures included in such Remarketing.
     “Series B-1 Debentures” means the 5.67% Series B-1 Junior Subordinated Debentures due February 15, 2041 of the Company.
     “Series B-2 Debentures” means the 5.82% Series B-2 Junior Subordinated Debentures due May 1, 2041 of the Company.
     “Series B-3 Debentures” means the 5.89% Series B-3 Junior Subordinated Debentures due August 1, 2041 of the Company.
     “Series of Debentures” means each of the Series B-1 Debentures, Series B-2 Debentures or Series B-3 Debentures.
     “Stated Amount” means, with respect to any one Corporate Unit or Treasury Unit:
     (i) from and including May 16, 2008 to but excluding the First Stock Purchase Date, $75.00;
     (ii) from and including the First Stock Purchase Date to but excluding the Second Stock Purchase Date, $50.00; and
     (iii) from and including the Second Stock Purchase Date to but excluding the Third Stock Purchase Date, $25.00.
Purchase Contract Agreement

     “Stock Purchase Contract” means, with respect to any Equity Unit, the contract forming a part of such Equity Unit and obligating (i) the Company to sell, and the Holder of such Equity Unit to purchase, shares of Common Stock on each Stock Purchase Date and (ii) the Company to pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth in Article V.
     “Stock Purchase Date” means, as applicable, the First Stock Purchase Date, the Second Stock Purchase Date or the Third Stock Purchase Date. When used in connection with any series of Debentures, the term “applicable Stock Purchase Date” means the First Stock Purchase Date in the case of the Series B-1 Debentures, the Second Stock Purchase Date in the case of the Series B-2 Debentures and the Third Stock Purchase Date in the case of the Series B-3 Debentures.
     “Successful,” in respect of the Remarketing of a series of Debentures, has the meaning set forth in the applicable Supplemental Indenture.
     “Supplemental Indenture” means:
     (i) with respect to the Series B-1 Debentures, the Sixth Supplemental Indenture to the Base Indenture;
     (ii) with respect to the Series B-2 Debentures, the Seventh Supplemental Indenture to the Base Indenture; and
     (iii) with respect to the Series B-3 Debentures, the Eighth Supplemental Indenture to the Base Indenture;
each dated as of the date hereof, between the Company and the Trustee, as amended or supplemented from time to time. When used in connection with any series of Debentures, the term “applicable Supplemental Indenture” means the Supplemental Indenture under which such series of Debentures is issued.
     “Termination Date” means the date, if any, on which a Termination Event occurs.
     “Termination Event” means the occurrence of any of the following events:
     (i) at any time on or prior to the Third Stock Purchase Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable federal or state law and if such judgment, decree or order shall have been entered more than 60 days prior to the Third Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;
     (ii) at any time on or prior to the Third Stock Purchase Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Third Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or
Purchase Contract Agreement

     (iii) at any time on or prior to the Third Stock Purchase Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
     “Third Qualifying Treasury Security” means a zero-coupon U.S. Treasury security (CUSIP No. 912820NK9) having a principal amount of $1,000 and maturing on July 31, 2011.
     “Third Remarketing Settlement Date” means the third Business Day immediately succeeding the date of a Successful Remarketing of the Series B-3 Debentures.
     “Third Stock Purchase Date” means August 1, 2011.
     “Threshold Appreciation Price” means $45.60 per share of Common Stock.
     “Trading Day” means a day on which the Common Stock (i) at the close of regular way trading (not including extended or after hours trading) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market that is the primary market for the trading the Common Stock at the close of business, and (ii) has traded at least once regular way on the national securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
     “Treasury Portfolio” means, with respect to each Remarketing Settlement Date, a portfolio consisting of:
     (i) U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the applicable Stock Purchase Date in an aggregate amount at maturity equal to the product of $25 and the number of Corporate Units outstanding;
     (ii) solely with respect to the First Remarketing Settlement Date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Interest Payment Date immediately succeeding the commencement of the Remarketing Period in an aggregate amount at maturity equal to the aggregate interest that would have accrued from and including the Interest Payment Date immediately preceding the commencement of the Remarketing Period to but excluding such Interest Payment Date (assuming no reset of the interest rate) on the aggregate Principal Amount of the Series B-1 Debentures equal to $25 for each Corporate Unit outstanding; and
     (iii) U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the applicable Stock Purchase Date in an aggregate amount at maturity equal to the aggregate interest that would have accrued from and including the applicable Interest Payment Date immediately preceding such Remarketing Settlement Date (or, solely with respect to the First Remarketing Settlement Date, immediately succeeding such Remarketing Settlement Date) to but excluding the applicable Stock Purchase Date (assuming no reset of the interest rate) on the
Purchase Contract Agreement

aggregate Principal Amount of the Series B-1 Debentures equal to $25 for each Corporate Unit outstanding;
provided that if the Company in its sole discretion determines that such U.S. Treasury securities are unavailable, the Company may substitute one or more short-term discount obligations issued by an Affiliate of the Company that are issued on the applicable Remarketing Settlement Date, accrete interest at an arm’s length rate, have the same aggregate principal amount at maturity as the U.S. Treasury securities for which they are substituted and mature on or prior to the applicable dates referred to above.
     “Treasury Portfolio Purchase Price” means, with respect to each Remarketing Settlement Date, the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m., New York City time, on the date of a Successful Remarketing for the purchase of the Treasury Portfolio for settlement on the applicable Remarketing Settlement Date.
     “Treasury Units” means, following the substitution of Qualifying Treasury Securities for Debentures as collateral to secure a Holder’s obligations under the applicable Stock Purchase Contract, the collective rights and obligations of a Holder of a Treasury Unit Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Stock Purchase Contract.
     “Treasury Unit Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.
     “Trustee” means The Bank of New York, as trustee pursuant to the Indenture, or its successor in interest in such capacity, or any successor trustee appointed as provided in the Indenture.
     “Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”
     “VWAP” per share of the Common Stock on any Trading Day means the per share volume weighted average price as displayed on Bloomberg (or any successor service) page AIG UN <Equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on the relevant Trading Day; or, if such volume weighted average price is unavailable, VWAP means the market value per share of Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     (f) The following terms have the meanings set forth in the Section of this Agreement or in the other agreement set forth below.

Act	Section 1.04(a)
Applicants	Section 7.12(b)
Cash Merger	Section 5.04(b)(ii)
Cash Merger Early Settlement	Section 5.04(b)(ii)
Cash Merger Early Settlement Date	Section 5.04(b)(ii)
Cash Merger Early Settlement Right	Section 5.04(b)(ii)
Collateral	Pledge Agreement
Collateral Account	Pledge Agreement
Constituent Person	Section 5.04(b)(i)
Deferred Contract Adjustment Payments	Section 5.11(a)
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Dividend Threshold Amount	Section 5.04(a)(iv)
Early Settlement	Section 5.07(a)
Early Settlement Amount	Section 5.07(b)
Early Settlement Date	Section 5.07(b)
Early Settlement Rate	Section 5.07(c)
Event of Default	Indenture
Exchange Property Unit	Section 5.04(b)(i)
expiration date	Section 5.04(a)(v)
Expiration Date	Section 1.04(e)
Expiration Time	Section 5.04(a)(v)
final judgment	Section 5.10(g)
Indemnitees	Section 7.07(c)
Pledged Debentures	Pledge Agreement
Pledged Treasury Securities	Pledge Agreement
Proceeds	Pledge Agreement
Purchase Price	Section 5.01(a)
Purchased Shares	Section 5.04(a)(v)
record date	Section 5.04(a)
Reorganization Event	Section 5.04(b)(i)
Security Register	Section 3.05
Security Registrar	Section 3.05
Senior Debt	Each Supplemental Indenture
Settlement Rate	Section 5.01(a)
Settlement with Cash	Section 5.02(b)
Special Record Date	Section 5.11(b)
Stock Purchase Contract Settlement Fund	Section 5.03
UCC	Pledge Agreement
     Section 1.02 Compliance Certificates and Opinions.
     Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, if requested by the Purchase Contract Agent.
     Section 1.03 Form of Documents Delivered to Purchase Contract Agent.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or
Purchase Contract Agreement

Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.
     Section 1.04 Acts of Holders; Record Dates.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Purchase Contract Agent deems sufficient.
     (c) The ownership of Equity Units shall be proved by the Security Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Equity Units shall bind every future Holder of the same Equity Units and the Holder of every Certificate evidencing such Equity Units issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.
     (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Equity Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Equity Units. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date (as defined below) by Holders of the requisite number of Outstanding Equity Units on such record date. The Company may establish the same or different record dates and expiration dates for Holders of Corporate Units and Treasury Units. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the
Purchase Contract Agreement

requisite number of Outstanding Equity Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Equity Units in the manner set forth in Section 1.06.
     With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Equity Units in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     Section 1.05 Notices.
     Any notice or communication is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:
     If to the Purchase Contract Agent:
The Bank of New York
101 Barclay Street-8W
New York, New York 10286
Attention: Corporate Trust Administration
Telephone: (212) 815-2923
Facsimile: (212) 815-5704
     If to the Company:
American International Group, Inc.
70 Pine Street
New York, New York 10270
Attention: Secretary
Facsimile: (212) 785-1584
     If to the Collateral Agent:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telephone: (302) 636-6453
Facsimile: (302) 636-4140
Purchase Contract Agreement

     If to the Trustee:
The Bank of New York
101 Barclay Street-8W
New York, New York 10286
Attention: Corporate Trust Administration
Telephone: (212) 815-2923
Facsimile: (212) 815-5704
     The Purchase Contract Agent shall send to the Trustee at the telecopier number set forth above a copy of any notices in the form of Exhibits C, D, E or F it sends or receives.
     Section 1.06 Notice to Holders; Waiver.
     Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.
     Section 1.07 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.08 Successors and Assigns.
     All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.
     Section 1.09 Separability Clause.
     In case any provision in this Agreement or in any Equity Unit shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.
Purchase Contract Agreement

     Section 1.10 Benefits of Agreement.
     Nothing contained in this Agreement or in the Equity Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Equity Units evidenced by their Certificates by their acceptance of delivery of such Certificates.
     Section 1.11 Governing Law.
     THIS AGREEMENT AND THE EQUITY UNITS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company, the Purchase Contract Agent and the Holders from time to time of the Equity Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Purchase Contract Agent and the Holders from time to time of the Equity Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     Section 1.12 Legal Holidays.
     In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Equity Units), Contract Adjustment Payments or other distributions shall not be paid on such date, but Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date. No interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Payment Date.
     In any case where any Stock Purchase Date, Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Equity Units), Stock Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Stock Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Stock Purchase Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.
     Section 1.13 Counterparts.
     This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
Purchase Contract Agreement

     Section 1.14 Inspection of Agreement.
     A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner of an Equity Unit.
     Section 1.15 Appointment of Financial Institution as Agent for the Company.
     The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Stock Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05. Any such appointment shall not relieve the Company in any way from its obligations hereunder.
     Section 1.16 No Waiver.
     No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
     Section 1.17 Force Majeure.
     In no event shall the Purchase Contract Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Purchase Contract Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE II
CERTIFICATE FORMS
     Section 2.01 Forms of Certificates Generally.
     The Certificates (including the Stock Purchase Contract forming part of each Equity Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A (in the case of Certificates evidencing Corporate Units) or Exhibit B (in the case of Certificates evidencing Treasury Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Equity Units are listed or any depositary therefor, or as may be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.
Purchase Contract Agreement

     The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Equity Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.
     Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend substantially in the form set forth in Exhibit A and Exhibit B for a Global Certificate.
     Section 2.02 Form of Purchase Contract Agent’s Certificate of Authentication.
     The form of the Purchase Contract Agent’s certificate of authentication of the Equity Units shall be in substantially the form set forth on the form of the applicable Certificates.
ARTICLE III
THE EQUITY UNITS
     Section 3.01 Amount; Form and Denominations.
     The aggregate number of Equity Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 78,400,000, except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04, Section 3.05, Section 3.09, Section 3.10, Section 3.13, Section 3.14, Section 5.07(f) or Section 8.05.
     The Certificates shall be issuable only in registered form and only in the Stated Amounts of a single Corporate Unit or Treasury Unit and any integral multiple thereof.
     Section 3.02 Rights and Obligations Evidenced by the Certificates.
     Each Corporate Unit Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing one Stock Purchase Contract and:
     (i) prior to the First Stock Purchase Date or, if earlier, the First Remarketing Settlement Date, a 1/40, or 2.5%, undivided beneficial ownership interest in a Series B-1 Debenture with an aggregate Principal Amount of $1,000;
     (ii) prior to the Second Stock Purchase Date or, if earlier, the Second Remarketing Settlement Date, a 1/40, or 2.5%, undivided beneficial ownership interest in a Series B-2 Debenture with an aggregate Principal Amount of $1,000;
     (iii) prior to the Third Stock Purchase Date or, if earlier, Third Remarketing Settlement Date, a 1/40, or 2.5%, undivided beneficial ownership interest in a Series B-3 Debenture with an aggregate Principal Amount of $1,000; and
     (iv) after the Remarketing Settlement Date for any series of Debentures and prior to the applicable Stock Purchase Date, the undivided beneficial ownership interest corresponding to one Corporate Unit in the Treasury Portfolio purchased with the net proceeds of the Remarketing;
Purchase Contract Agreement

in each case subject to the Pledge thereof.
     The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holders of Corporate Units, to pledge, pursuant to the Pledge Agreement, the Debentures forming part of such Corporate Units, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder:
     (i) the Series B-1 Debentures to secure the obligation of the Holders under the Stock Purchase Contracts to purchase shares of Common Stock on the First Stock Purchase Date;
     (ii) the Series B-2 Debentures to secure the obligation of the Holders under the Stock Purchase Contracts to purchase shares of Common Stock on the Second Stock Purchase Date;
     (iii) the Series B-3 Debentures to secure the obligation of the Holders under the Stock Purchase Contracts to purchase shares of Common Stock on the Third Stock Purchase Date; and
     (iv) after the Remarketing Settlement Date for any series of Debentures and prior to the applicable Stock Purchase Date, an undivided beneficial ownership interest in the Treasury Portfolio purchased with the net proceeds of the Remarketing.
     Upon the creation of Treasury Units pursuant to Section 3.13, each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Units representing one Stock Purchase Contract and:
     (i) prior to the First Stock Purchase Date, a 1/40, or 2.5%, undivided beneficial ownership interest in the First Qualifying Treasury Security;
     (ii) prior to the Second Stock Purchase Date, a 1/40, or 2.5%, undivided beneficial ownership interest in the Second Qualifying Treasury Security; and
     (iii) prior to the Third Stock Purchase Date, a 1/40, or 2.5%, undivided beneficial ownership interest in the Third Qualifying Treasury Security;
in each case subject to the Pledge thereof.
     The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to the Pledge Agreement, such Holder’s interest in each Qualifying Treasury Security forming a part of such Treasury Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder to secure the obligation of the Holder under each Stock Purchase Contract to purchase shares of Common Stock on each Stock Purchase Date.
     Such Stock Purchase Contract shall not entitle the Holder of a Equity Units to any of the rights of a holder of shares of Common Stock, prior to the delivery of shares of Common Stock under each Stock Purchase Contract, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a stockholder of the Company. A Holder will become a holder of record of shares of Common Stock
Purchase Contract Agreement

delivered pursuant to a Stock Purchase Contract at the close of business on the date the shares of Common Stock are delivered by the Company to the Holder or, if the Company’s stock record book is not open on that day, at the opening of business on the next Business Day the stock record is open.
     Section 3.03 Execution, Authentication, Delivery and Dating.
     Subject to the provisions of Section 3.13 and Section 3.14, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with an Issuer Order from the Company for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.
     The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, a Senior Vice President, a Vice President, its Treasurer or any Assistant Treasurer, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Certificates may be manual or facsimile.
     Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.
     No Stock Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder’s attorney-in-fact. Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Stock Purchase Contracts evidenced by such Certificate.
     Each Certificate shall be dated the date of its authentication.
     No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.
     Section 3.04 Temporary Certificates.
     Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A or Exhibit B, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.
Purchase Contract Agreement

     If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Equity Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Equity Units evidenced thereby as definitive Certificates.
     Section 3.05 Registration; Registration of Transfer and Exchange.
     The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the “Security Registrar”). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.
     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized Stated Amounts, of like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.
     At the option of the Holder, Certificates evidencing Corporate Units or Treasury Units may be exchanged for other Certificates, of any authorized Stated Amounts and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates that the Holder making the exchange is entitled to receive.
     All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.
     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Security Registrar may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of
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transfer or exchange of Certificates, other than any exchanges pursuant to Section 3.04 and Section 8.05 not involving any transfer.
     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to the Equity Units evidenced by such Certificate, any Cash Merger Early Settlement Date with respect to the Equity Units evidenced by such Certificate, the Third Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:
     (i) if the Third Stock Purchase Date or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate (or portion thereof) has occurred, deliver to such Holder the shares of Common Stock issuable in respect of the Stock Purchase Contracts forming a part of the Equity Units evidenced by such other Certificate (or portion thereof); or
     (ii) if a Termination Event, Early Settlement or Cash Merger Early Settlement shall have occurred, transfer each series of Debentures with respect to which the applicable Stock Purchase Date has not yet occurred (or an interest in the Treasury Portfolio if the Remarketing Settlement Date with respect to such series has occurred) or, in the case of Treasury Units, the applicable Qualifying Treasury Securities pledged in lieu of the Debentures, as the case may be, evidenced thereby, to such Holder, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article V.
     Section 3.06 Notices to Holders.
     Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company, the Company’s agent or the Purchase Contract Agent, as the case may be, shall give such notices and communications to the Holders and, with respect to any Equity Units registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.
     Section 3.07 Book-Entry Interests.
     The Certificates will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary, as agent for the Company, or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Following the issuance of such Global Certificates and unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:
     (i) the provisions of this Section 3.07 shall be in full force and effect;
Purchase Contract Agreement

     (ii) the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Equity Units or any Stock Purchase Contract or Debentures that are components thereof and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;
     (iii) to the extent that the provisions of this Section 3.07 conflict with any other provisions of this Agreement, the provisions of this Section 3.07 shall control; and
     (iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.
     Transfers of Equity Units evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such Equity Units (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Section 3.13 and Section 3.14 respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases or Decreases attached to such Global Certificate.
     Section 3.08 Appointment of Successor Depositary.
     If the Depositary elects to discontinue its services as securities depositary with respect to the Equity Units, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Equity Units.
     Section 3.09 Definitive Certificates.
     If:
     (i) the Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Global Certificates and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice;
     (ii) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after the Company learns that the Depositary has ceased to be so registered; or
     (iii) to the extent permitted by the Depositary, the Company determines, in its sole discretion, at any time that the Equity Units shall no longer be represented by Global Certificates and shall inform such Depositary of such determination and Depositary Participants elect to withdraw their beneficial interests in the Equity Units from such Depositary, following notification by the Depositary of their right to do so; or
     (iv) there shall have occurred and be continuing an Event of Default with respect to the Debentures;
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then (x) definitive Certificates shall be prepared by the Company with respect to such Equity Units and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Equity Units by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Equity Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.
     Section 3.10 Mutilated, Destroyed, Lost and Stolen Certificates.
     If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.
     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, the Third Stock Purchase Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:
     (i) if the Third Stock Purchase Date or Early Settlement Date or Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver to such Holder the shares of Common Stock issuable in respect of the Stock Purchase Contracts forming a part of the Equity Units evidenced by such Certificate; or
     (ii) if a Termination Event or a Cash Merger Early Settlement or an Early Settlement with respect to such lost, stolen, destroyed or mutilated Certificate shall have occurred, transfer each series of Debentures with respect to which the Stock Purchase Date has not yet occurred (or an interest in the Treasury Portfolio if the Remarketing Settlement Date with respect to such series has occurred), evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article V.
Purchase Contract Agreement

     Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.
     Every new Certificate issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Equity Units evidenced thereby, whether or not the mutilated, destroyed, lost or stolen Certificate (and the Equity Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.
     The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.
     Section 3.11 Persons Deemed Owners.
     Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company, the Security Registrar or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Equity Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution on the Debentures, payment of Contract Adjustment Payments and performance of the Stock Purchase Contracts and for all other purposes whatsoever in connection with such Equity Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and none of the Company, the Security Registrar or the Purchase Contract Agent, nor any agent of the Company, the Security Registrar or the Purchase Contract Agent, shall be affected by notice to the contrary.
     With respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Section 3.12 Cancellation.
     All Certificates surrendered for delivery of shares of Common Stock on or after the Third Stock Purchase Date or upon the transfer of Debentures or for delivery of Debentures or Qualifying Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Notice to Settle with Cash in connection with the Third Stock Purchase Date, an Early Settlement or a Cash Merger Early Settlement, or upon the registration of transfer or exchange of Equity Units, or a Collateral Substitution or the recreation of Corporate Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written
Purchase Contract Agreement

instructions from the Company regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.
     If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.
     Section 3.13 Creation of Treasury Units by Substitution of Qualifying Treasury Securities.
     Subject to the conditions set forth in this Agreement, a Holder may, at any time (other than during a Blackout Period) from and after the date of this Agreement effect a Collateral Substitution and separate the Pledged Debentures from the related Stock Purchase Contracts in respect of all or a portion of such Holder’s Corporate Units by substituting Qualifying Treasury Securities or portions thereof for such Pledged Debentures of each series in accordance with the procedures set forth below; provided that Holders may make Collateral Substitutions only in integral multiples of 40 Corporate Units. To effect such substitution, the Holder must:
     (i) deposit with the Collateral Agent each applicable Qualifying Treasury Security; and
     (ii) transfer 40 Corporate Units or an integral multiple thereof to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C, (A) stating that the Holder has deposited the relevant amount of applicable Qualifying Treasury Securities with the Securities Intermediary for credit to the Collateral Account and (B) instructing the Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Debentures underlying such Corporate Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.
Upon receipt of the applicable Qualifying Treasury Securities described in clause (i) above and the instruction described in clause (B) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Pledged Debentures from the Pledge and the transfer of such Debentures to the Purchase Contract Agent on behalf of the Holder free and clear of the Company’s security interest therein. Upon receipt of such Debentures, the Purchase Contract Agent shall promptly:
     (i) cancel the related Corporate Units;
     (ii) transfer to the Holder the Debentures of each series with respect to which the Stock Purchase Date has not yet occurred (such Debentures shall be tradeable as separate securities, independent of the resulting Treasury Units); and
Purchase Contract Agreement

     (iii) deliver Treasury Units in book-entry form, or if applicable, authenticate, execute on behalf of such Holder and deliver Treasury Units in the form of a Treasury Unit Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Stock Purchase Contracts as were evidenced by the cancelled Corporate Units.
     Holders who elect to separate the applicable Debentures from the related Stock Purchase Contracts and to substitute the applicable Qualifying Treasury Securities for such Debentures shall be responsible for any fees or expenses (other than any fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.
     In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver Corporate Unit Certificates to the Purchase Contract Agent after depositing the applicable Qualifying Treasury Securities with the Securities Intermediary, any distributions on the Debentures constituting a part of such Corporate Units shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Unit Certificate is so delivered, as the case may be, or until such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Unit Certificate has been mutilated, destroyed, lost or stolen, together with any indemnity that may be reasonably required by the Purchase Contract Agent and the Company.
     Except as described in Section 5.02 or in this Section 3.13 or in connection with a Settlement with Cash, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Stock Purchase Contract underlying Corporate Units remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the interests in the applicable Debentures and the Stock Purchase Contract comprising such Corporate Units may be acquired, and may be transferred and exchanged, only as Corporate Units.
     Section 3.14 Recreation of Corporate Units.
     Subject to the conditions set forth in this Agreement, a Holder of Treasury Units may recreate Corporate Units at any time (other than during a Blackout Period) in accordance with the procedures set forth below; provided that Holders of Treasury Units may only recreate Corporate Units in integral multiples of 40 Treasury Units. To recreate Corporate Units, for each 40 Treasury Units the Holder must:
     (i) transfer to the Securities Intermediary the applicable Debentures of each series having a Principal Amount of $1,000; and
     (ii) transfer the related Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C, (A) stating that the Holder has transferred the relevant amount of each series of applicable Debentures and (B) instructing the Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.
Upon receipt of the Debentures described in clauses (i) above and the instruction described in clause (B) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Pledged Treasury Securities having a corresponding
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aggregate principal amount at maturity from the Pledge and the transfer thereof to the Purchase Contract Agent on behalf of the Holder free and clear of the Company’s security interest therein. Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:
     (i) cancel the related Treasury Units;
     (ii) transfer the applicable Qualifying Treasury Securities to the Holder; and
     (iii) deliver Corporate Units in book-entry form or, if applicable, authenticate, execute on behalf of such Holder and deliver Corporate Units in the form of a Corporate Unit Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Stock Purchase Contracts as were evidenced by the cancelled Treasury Units.
     Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses (other than any fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the recreation, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.
     Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Settlement with Cash, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Stock Purchase Contract underlying Treasury Units remains in effect, such Treasury Units shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Units in respect of the interests in the applicable Qualifying Treasury Securities and the Stock Purchase Contract comprising such Treasury Units may be acquired, and may be transferred and exchanged, only as Treasury Units.
     Section 3.15 Transfer of Collateral upon Occurrence of Termination Event.
     Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the applicable Debentures (or, if such Termination Event occurs after a Remarketing Settlement Date and prior to the applicable Stock Purchase Date, an interest in the Treasury Portfolio) or the applicable Qualifying Treasury Securities, as the case may be, underlying the Corporate Units and the Treasury Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such applicable Debentures (or, if such Termination Event occurs after a Remarketing Settlement Date and prior to the applicable Stock Purchase Date, an interest in the Treasury Portfolio) or applicable Qualifying Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D, mailed to such Holder at its address as it appears in the Security Register.
     Upon book-entry transfer of the Corporate Units or the Treasury Units or delivery of a Corporate Unit Certificate or Treasury Unit Certificate, as the case may be, to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the applicable Debentures (or, if such Termination Event occurs after a Remarketing Settlement Date and prior to the applicable Stock Purchase Date, an interest in the Treasury Portfolio) or applicable Qualifying Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the applicable Debentures (or, if such Termination Event occurs after a Remarketing Settlement Date and prior to the applicable Stock Purchase Date, an interest in the Treasury Portfolio) or applicable Qualifying Treasury
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Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:
     (i) the transfer of such Corporate Units or Treasury Units or surrender of the Corporate Unit Certificate or Treasury Unit Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Unit Certificate or Treasury Unit Certificate has been mutilated, destroyed, lost or stolen, together with any indemnity that may be reasonably required by the Purchase Contract Agent and the Company; and
     (ii) the expiration of the time period specified in the abandoned property laws of the relevant State in which the Purchase Contract Agent holds such property.
     Section 3.16 No Consent to Assumption.
     Each Holder of an Equity Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) under Section 365 of the Bankruptcy Code or otherwise, of the Stock Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the subject of a case under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.
     Section 3.17 CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Purchase Contract Agent shall use “CUSIP” numbers as a convenience to Holders. The Company will promptly notify the Purchase Contract Agent in writing of any change in the “CUSIP” numbers.
ARTICLE IV
THE DEBENTURES
     Section 4.01 Distributions; Rights to Distributions Preserved.
     Any payment on any Debenture that is paid on any Payment Date shall, subject to Section 5.11(b) and to receipt thereof by the Purchase Contract Agent from the Company (in the case of a Debenture that is held in the name of the Purchase Contract Agent) or from the Collateral Agent as provided by the terms of the Pledge Agreement (in the case of a Debenture that is held in the name of the Collateral Agent), be paid by the Purchase Contract Agent to the Person in whose name the Corporate Unit Certificate (or one or more Predecessor Corporate Unit Certificates) of which such Debentures form a part is registered at the close of business on the Record Date for such Payment Date.
     Each Corporate Unit Certificate evidencing the ownership interest in the underlying Debentures delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Unit Certificate shall carry the right to accrued and unpaid interest, and to accrue interest, that were carried by the Debentures underlying such other Corporate Unit Certificate.
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     In the case of any Corporate Units with respect to which (A) a Settlement with Cash of the underlying Stock Purchase Contract is properly effected pursuant to Section 5.02(b), (B) an Early Settlement of the underlying Stock Purchase Contract is properly effected pursuant to Section 5.07, (C) a Cash Merger Early Settlement of the underlying Stock Purchase Contract is properly effected pursuant to Section 5.04(b)(ii), (D) a Collateral Substitution is properly effected pursuant to Section 3.11, or (E) a Successful Remarketing occurs with respect to the Debentures that are part of such Corporate Units, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, distributions on the Debentures underlying such Corporate Units otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Settlement with Cash, Early Settlement, Cash Merger Early Settlement, Collateral Substitution or Successful Remarketing, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Unit Certificate (or one or more Predecessor Corporate Unit Certificates) was registered at the close of business on the Record Date.
     Except as otherwise expressly provided in the immediately preceding paragraph, in the case of any Corporate Units with respect to which Settlement with Cash, Early Settlement or Cash Merger Early Settlement of the underlying Stock Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments on the related Debentures that would otherwise be payable or made after any Stock Purchase Date, Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate Debentures that formerly comprised a part of such Holder’s Corporate Units, such Holder shall be entitled to receive distributions on such Separate Debentures.
     Section 4.02 Notice and Voting.
     Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Debentures, but only to the extent instructed in writing by the Holders or their appointees as described below. Upon receipt of notice of any meeting at which holders of any series of Debentures are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of any series of Debentures, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units a notice:
     (i) containing such information as is contained in the notice or solicitation;
     (ii) stating that each Holder or its appointee on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of the applicable series of Debentures, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Debentures underlying their Corporate Units; and
     (iii) stating the manner in which such instructions may be exercised.
     Upon the written request of the Holders or their appointees of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debentures, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the
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Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Debentures underlying such Corporate Units.
     The Holders of Corporate Units and Treasury Units shall have no voting or other rights in respect of Common Stock.
ARTICLE V
THE STOCK PURCHASE CONTRACTS
     Section 5.01 Purchase of Shares of Common Stock.
     (a) Each Stock Purchase Contract shall obligate the Holder of the related Equity Unit to purchase, and the Company to sell, on each Stock Purchase Date at a price equal to $25 in cash (the “Purchase Price”), a number of newly issued or treasury shares of Common Stock per Equity Unit (subject to Section 5.08) equal to the applicable Settlement Rate (as defined below) unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Equity Units of which such Stock Purchase Contract is a part shall have occurred.
     With respect to each Stock Purchase Date, the “Settlement Rate” shall be:
     (i) if the Applicable Market Value of Common Stock with respect to such Stock Purchase Date is equal to or greater than the Threshold Appreciation Price, 0.54823 shares of Common Stock;
     (ii) if the Applicable Market Value of Common Stock with respect to such Stock Purchase Date is less than the Threshold Appreciation Price but greater than the Reference Price, a number of shares of Common Stock equal to $25 divided by the Applicable Market Value; and
     (iii) if the Applicable Market Value of Common Stock with respect to such Stock Purchase Date is less than or equal to the Reference Price, 0.6579 shares of Common Stock;
in each case subject to adjustment as provided in Section 5.04.
     (b) Each Holder of Corporate Units or Treasury Units, by its acceptance of such Equity Units will be deemed to have:
     (i) duly appointed the Purchase Contract Agent to enter into and perform the related Stock Purchase Contract and the Pledge Agreement on its behalf and in its name as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);
     (ii) irrevocably agreed to be bound by the terms and provisions of such Stock Purchase Contract and the Pledge Agreement;
     (iii) covenanted and agreed to perform its obligations under such Stock Purchase Contract for so long as such Holder remains a Holder of Corporate Units or Treasury Units;
     (iv) irrevocably authorized the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact;
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     (v) consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral, including the Debentures and the Qualifying Treasury Securities, pursuant to the Pledge Agreement and delivery of the applicable Debentures by the Purchase Contract Agent to the Collateral Agent;
     (vi) for United States federal, state and local income and franchise tax purposes, agrees to take the positions set forth in Section 10.07(b); and
     (vii) irrevocably directed the Purchase Contract Agent to execute one or more Remarketing Agreements at the direction of the Company, without the receipt of any opinion or certificate.
     (c) Each Holder of Corporate Units or Treasury Units, by its acceptance thereof, shall be deemed to have further covenanted and agreed that to the extent and in the manner provided in Section 5.02 and the provisions of the Pledge Agreement, but subject to the terms thereof, Proceeds of the Treasury Portfolio or the applicable Qualifying Treasury Securities, as applicable, on each Stock Purchase Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Stock Purchase Contract with respect to such Stock Purchase Date and such Holder shall acquire no right, title or interest in such Proceeds except that (i) Proceeds of the Treasury Portfolio in excess of the amount required to satisfy such Holder’s obligations under such Stock Purchase Contract with respect to such Stock Purchase Date and (ii) any Proceeds of the Remarketing in excess of the aggregate Treasury Portfolio Purchase Price applicable to the related Corporate Units plus the portion of the Remarketing Agent’s Fee attributable to such Pledged Debentures will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units (x) on the Stock Purchase Date, in the case of amounts payable pursuant to clause (i) and (y) as promptly as practicable after the applicable Remarketing Settlement Date, in the case of amounts payable pursuant to clause (ii).
     (d) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Stock Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Stock Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise shall be deemed to have covenanted and agreed, to be bound by the provisions of this paragraph.
     (e) Promptly after the calculation of each Settlement Rate and Applicable Market Value, the Company shall give the Purchase Contract Agent notice thereof. All calculations and determinations of any Settlement Rate or Applicable Market Value shall be made by the Company or its agent based on their good faith calculations and will be conclusive and binding.
     Section 5.02 Remarketing; Payment of Purchase Price.
     (a) (i) The Company shall conduct a Remarketing of each series of Debentures in accordance with the applicable Supplemental Indenture and Remarketing Agreement and, in the event of a Successful Remarketing, purchase the Treasury Portfolio on the Remarketing Settlement Date with the net proceeds thereof equal to the Treasury Portfolio Purchase Price, after payment of the Remarketing Agent’s Fee. If the Remarketing of the Series B-1 Debentures is Successful, on the Payment Date immediately following the First Remarketing Settlement Date the Purchase Contract Agent shall pay, out of funds received from the Custodial Agent on such date pursuant to Section 7.3 of the Pledge Agreement,
Purchase Contract Agreement

the Proceeds of the portion of the Treasury Portfolio corresponding to clause (ii) of the definition of such term, to each Holder of Corporate Units on the Record Date for such Payment Date, its pro rata share of such amount.
     (ii) With respect to the Debentures of any series that constitute part of Corporate Units that are subject to a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and Section 5.02(c) below, may, among other things, (A) retain such Debentures in full satisfaction of the Holders’ obligations under the Stock Purchase Contracts on the applicable Stock Purchase Date or (B) sell such Debentures in one or more public or private sales or otherwise.
     (iii) Prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding any Remarketing Period Start Date, Holders of Separate Debentures may elect to have their Separate Debentures remarketed under the relevant Remarketing Agreement by delivering their Separate Debentures, along with a notice of such election, substantially in the form of Exhibit F to the Pledge Agreement, to the Custodial Agent. The Custodial Agent shall hold Separate Debentures in an account separate from the Collateral Account in which the Pledged Debentures are be held. Holders of Separate Debentures electing to have their Separate Debentures remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit G to the Pledge Agreement, by 5:00 p.m. (New York City time) on the second Business Day immediately preceding the applicable Remarketing Period Start Date, upon which notice the Custodial Agent shall return such Separate Debentures to such Holder. Promptly after 5:00 p.m. on the Business Day immediately preceding the applicable Remarketing Period Start Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate Principal Amount of the Separate Debentures to be remarketed. After such time, such election shall become an irrevocable election to have such Separate Debentures remarketed in such Remarketing.
     (iv) The Purchase Contract Agent shall give Holders of Equity Units, notice of a Remarketing at least 21 Business Days prior to the applicable Remarketing Period Start Date. Such notice will set forth the information required to be set forth in the notice pursuant to Section 2.1(p) of the applicable Supplemental Indenture.
     (v) As soon as practicable after 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Remarketing Period Start Date, the Collateral Agent, based on the notices received by the Collateral Agent pursuant to Section 5.02(b)(ii), shall promptly notify the Purchase Contract Agent of the aggregate Principal Amount of Debentures to be tendered for purchase in the Remarketing in a notice pursuant to the terms of the Pledge Agreement.
     (b) (i) Unless an Early Settlement or a Cash Merger Early Settlement has occurred, each Holder of Equity Units (other than a Corporate Unit as to which an interest in a Treasury Portfolio has replaced an interest in a series of Debentures) shall have the right to satisfy such Holder’s obligations under the Stock Purchase Contract with respect to any Stock Purchase Date with cash by notifying the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E of its intention to settle with cash (“Settlement with Cash”) duly completed and executed on the reverse of the Corporate Unit Certificate surrendered to the Purchase Contract Agent by 11:00 a.m. (New York City time) on the second Business Day immediately preceding the applicable Stock Purchase Date (but in no event prior to the
Purchase Contract Agreement

completion of the immediately preceding Remarketing Period); provided that Holders may only do so in integral multiples of 40 Corporate Units. Promptly following 5:00 p.m. (New York City time) on the second Business Day immediately preceding such Stock Purchase Date, the Purchase Contract Agent shall notify the Collateral Agent of the receipt of such notices from Holders intending to make a Settlement with Cash by use of a notice in substantially the form of Exhibit F.
     (ii) A Holder of Equity Units who has so notified the Purchase Contract Agent of its intention to effect a Settlement with Cash shall, for each 40 Corporate Units to which such notice applies, deposit with the Collateral Agent $1,000 (payable to the Collateral Agent in immediately available funds) by 11:00 a.m. (New York City time) on the Business Day immediately preceding the applicable Stock Purchase Date. The cash so received shall be delivered to the Company on the applicable Stock Purchase Date in settlement of the obligations of the Holders under Stock Purchase Contracts on such Stock Purchase Date in accordance with the terms of this Agreement and the Pledge Agreement.
     (iii) If a Holder of Corporate Units does not notify the Purchase Contract Agent of its intention to make a Settlement with Cash in accordance with Section 5.02(b)(i), or does notify the Purchase Contract Agent in accordance with Section 5.02(b)(i), but fails to make such deposit as required by Section 5.02(b)(ii), its notice delivered pursuant to Section 5.02(b)(ii) shall automatically be deemed withdrawn and without effect.
     (iv) If a Holder of a Treasury Unit has given notice of its intention to make a Settlement with Cash in accordance with Section 5.02(b)(i) fails to deliver the cash to the Collateral Agent on the Business Day immediately preceding the applicable Stock Purchase Date, the proceeds from the applicable Qualifying Treasury Securities will automatically be applied to satisfy such Holder’s obligation to purchase Common Stock on such Stock Purchase Date.
     (c) The obligations of the Holders to pay the Purchase Price on any Stock Purchase Date are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or pursuant to Section 5.02(b), are payable solely out of the Proceeds of any Collateral pledged to secure the obligations of the Holders with respect to such Purchase Price, and in no event will Holders be liable for any deficiency between the Proceeds of the disposition of Collateral and the Purchase Price.
     (d) The Company shall not be obligated to issue any shares of Common Stock in respect of a Stock Purchase Contract on any Stock Purchase Date or deliver any certificates thereof to the Holder of the related Equity Units unless the Company shall have received payment for the Common Stock to be purchased thereunder on such Stock Purchase Date in the manner herein set forth.
     Section 5.03 Issuance of Shares of Common Stock.
     Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, on each Stock Purchase Date upon receipt of the aggregate Purchase Price payable on all Outstanding Equity Units with respect to such Stock Purchase Date, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Equity Units, by book-entry transfer or in the form of one or more certificates representing newly issued or treasury shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the close of business on the date of delivery of the shares of Common Stock to the Purchase Contract Agent, being
Purchase Contract Agreement

hereinafter referred to as the “Stock Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder.
     Subject to the foregoing, upon delivery on or after any Stock Purchase Date, the Early Settlement Date or the Cash Merger Early Settlement Date, of the applicable settlement instructions forming part of the Certificate for each Equity Unit (and in the case of the Third Stock Purchase Date, the Early Settlement Date or the Cash Merger Early Settlement Date, the surrender of such Certificate) to the Purchase Contract Agent on or after the applicable Stock Purchase Date, the Early Settlement Date or the Cash Merger Early Settlement Date, as the case may be, together with IRS Forms W-8 or W-9 or substitute thereof (as appropriate) duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in respect thereof or exchange therefor, by book-entry transfer or in the form of a certificate, that whole number of newly issued or treasury shares of Common Stock that such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Equity Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.08 and any dividends or distributions with respect to such shares constituting part of the Stock Purchase Contract Settlement Fund, but without any interest thereon. Any Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Stock Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing a Equity Units of which such Stock Purchase Contract forms a part is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Stock Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.
     Section 5.04 Adjustment of Fixed Settlement Rates.
     (a) Each Fixed Settlement Rate and the number of shares of Common Stock or, if applicable, the number of Make-Whole Shares, to be delivered upon an Early Settlement or Cash Merger Early Settlement will be subject to adjustment, without duplication, under the following circumstances:
     (i) the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event each Fixed Settlement Rate will be adjusted based on the following formula:
SR1 = SR0 x (OS1 / OS0)
where,

SR0	=	the Fixed Settlement Rate in effect at the close of business on the record date
SR1	=	the Fixed Settlement Rate in effect immediately after the record date
OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date prior to giving effect to such event
OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event
     (ii) the issuance to all holders of Common Stock of certain rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase shares of Common Stock at less than the Current Market Price of
Purchase Contract Agreement

Common Stock as of the record date, in which event each Fixed Settlement Rate will be adjusted based on the following formula:
SR1 = SR0 x (OS0 + X) / (OS0 + Y)
where,

SR0	=	the Fixed Settlement Rate in effect at the close of business on the record date
SR1	=	the Fixed Settlement Rate in effect immediately after the record date
OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants
Y	=	the aggregate price payable to exercise such rights divided by the average of the VWAP per share of the Common Stock over each of the 10 consecutive Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights, options or warrants
However, each Fixed Settlement Rate will be readjusted to the extent that any such rights, options or warrants are not exercised prior to their expiration.
     (iii) the dividend or other distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock), rights to acquire capital stock of the Company or evidences of the Company’s indebtedness or the Company’s assets (excluding any dividend, distribution or issuance covered by clauses (i) or (ii) above or (iv) or (v) below) in which event each Fixed Settlement Rate will be adjusted based on the following formula:
SR1 = SR0 x SP0 / (SP0 – FMV)
where,

SR0	=	the Fixed Settlement Rate in effect at the close of business on the record date
SR1	=	the Fixed Settlement Rate in effect immediately after the record date
SP0	=	the Current Market Price as of the record date
FMV	=	the fair market value (as determined in good faith by the Board of Directors, whose good faith determination when evidenced by a Board Resolution shall be conclusive and binding), on the record date, of the shares of capital stock of the Company, rights to acquire capital stock, evidences of indebtedness or assets so distributed, expressed as an amount per share of Common Stock
However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on Common Stock consist of shares of capital stock of the Company of, or similar equity interests in, a subsidiary or other business unit of the Company, that are, or, when issued, will be, traded on a U.S. securities exchange, then each Fixed Settlement Rate will instead be adjusted based on the following formula:
SR1 = SR0 x (FMV0 + MP0) / MP0
Purchase Contract Agreement

where,

SR0	=	the Fixed Settlement Rate in effect at the close of business on the record date
SR1	=	the Fixed Settlement Rate in effect immediately after the record date
FMV0	=	the average of the VWAP of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to Common Stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for the Common Stock
MP0	=	the average of the VWAP per share of the Common Stock over each of the 10 consecutive Trading Days commencing on and including the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution with respect to Common Stock on the NYSE or such other national or regional exchange or market that is at that time the principal market for the Common Stock
     (iv) the Company makes a distribution consisting exclusively of cash to all holders of Common Stock, excluding (a) any cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed (i) $0.22 in the then current fiscal quarter in the case of a regular quarterly dividend or (ii) $0.88 in the prior twelve months in the case of a regular annual dividend (each such number, the “Dividend Threshold Amount”), (b) any cash that is distributed as part of a distribution referred to in clause (iii) above, and (c) any consideration payable in connection with a tender or exchange offer made by the Company or any of the Company’s subsidiaries referred to in clause (v) below, in which event, each Fixed Settlement Rate will be adjusted based on the following formula:
SR1 = SR0 x SP0 / (SP0 – C)
where,

SR0	=	the Fixed Settlement Rate in effect at the close of business on the record date
SR1	=	the Fixed Settlement Rate in effect immediately after the record date
SP0	=	the Current Market Price as of the record date
C	=	the excess of the amount in cash per share of Common Stock the Company distributes to holders over the Dividend Threshold Amount
The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Fixed Settlement Rates are adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the Fixed Settlement Rates pursuant to this clause (iv). For the avoidance of doubt, the Dividend Threshold Amount will be zero in the case of a cash dividend amount that is not a regular quarterly or annual dividend.
     (v) the Company or one or more of its subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer by the Company or a subsidiary of the Company for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the last date on which
Purchase Contract Agreement

tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), in which event each Fixed Settlement Rate will be adjusted based on the following formula:
SR1 = SR0 x [(FMV + (SP1 x OS1)] / (SP 1 x OS0)
where,

SR0	=	the Fixed Settlement Rate in effect at the close of business on the expiration date
SR1	=	the Fixed Settlement Rate in effect immediately after the expiration date
FMV	=	the fair market value (as determined in good faith by the Board of Directors whose good faith determination when evidenced by a Board Resolution will be conclusive and binding), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date (the “Purchased Shares”)
OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time”) less any Purchased Shares
OS0	=	the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares
SP1	=	the average of the VWAP per share of the Common Stock over each of the 10 consecutive Trading Days commencing with the Trading Day immediately after the expiration date.
     (vi) Calculation of Adjustments. All adjustments to the Fixed Settlement Rates shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Fixed Settlement Rates shall be required unless such adjustment would require an increase or a decrease of at least one percent in the Fixed Settlement Rate; provided that any adjustments not so made shall be carried forward and taken into account in any subsequent adjustment and notwithstanding whether or not such 1/10,000th of a share threshold shall have been met, all such adjustments shall be made (x) upon the end of the Company’s fiscal year and (y) on the applicable Stock Purchase Date, Cash Merger Early Settlement Date or Early Settlement Date. If an adjustment is made to the Fixed Settlement Rates pursuant to clauses (i) through (v) or (vii) of this Section 5.04(a), an adjustment shall also be made to the Reference Price and the Threshold Appreciation Price on an inversely proportional basis solely to determine which of clauses of the definition of Settlement Rate will be applicable on each Stock Purchase Date or any Cash Merger Early Settlement Date occurring after the date of such adjustment; provided that if such adjustment to the applicable Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by clauses (i) through (v) or (vii) of this Section 5.04(a) during the applicable Observation Period, appropriate and customary adjustments shall be made to the VWAP per share of the Common Stock.
     (vii) When No Adjustment Required. No adjustment of the Fixed Settlement Rates, and the number of shares to be delivered on Early Settlement need be made as a result of: (1) the issuance of the rights; (2) the distribution of separate certificates representing the rights; (3) the exercise or redemption of the rights in accordance with any rights agreement; or (4) the
Purchase Contract Agreement

termination or invalidation of the rights, in each case, pursuant to any stockholder rights plans adopted by the Company from time to time; provided, however, that to the extent that the Company has a stockholder rights plan in effect on any Stock Purchase Date, the Holder shall receive, in addition to the shares of Common Stock, the rights under such rights plan, unless, prior to such Stock Purchase Date, the rights have separated from the Common Stock, in which case the applicable Fixed Settlement Rate will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock as described in clause (iii) of this Section 5.04(a) including for the purposes of this paragraph only, shares of Common Stock and assets issuable upon exercise of rights under a stockholder rights plan, subject to readjustment in the event of the expiration, termination or redemption of the rights.
     No adjustment to any Fixed Settlement Rate shall be made that reduces the amount payable per share of Common Stock pursuant to the Stock Purchase Contracts below the par value per share thereof.
     No adjustment to Fixed Settlement Rates need be made:
(1)	upon the issuance of any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock in public or private transactions at any price that the Company deems appropriate;

(2)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan of that type;

(3)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares or any other award that relates to, or has a value derived from the value of the Common Stock, in each case issued pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(4)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security for, Common Stock in public or private transactions at any price deemed appropriate by the Company in its sole discretion;

(5)	for a change in the par value or no par value of the Common Stock;

(6)	for accumulated and unpaid dividends; or

(7)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued.
For purpose of this Section 5.04(a), “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of
Purchase Contract Agreement

holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (b) Adjustment for Consolidation, Merger or Other Reorganization Event.
     (i) In the event of (1) any consolidation or merger of the Company with or into another Person or of another Person with or into the Company (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of another Person), (2) any sale, transfer, lease or conveyance to another Person of the assets of the Company as an entirety or substantially as an entirety, (3) any statutory share exchange of Common Stock with another Person (other than in connection with a merger or acquisition) or (4) any liquidation, dissolution or winding up of the Company (other than as a result of or after the occurrence of a Termination Event) (any such event, a “Reorganization Event”), each share of Common Stock covered by each Stock Purchase Contract immediately prior to such Reorganization Event shall, after such Reorganization Event, be converted for purposes of the Stock Purchase Contract into the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable Stock Purchase Date, Cash Merger Early Settlement Date or Early Settlement Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale, transfer, lease or conveyance was made, or with whom shares were exchanged pursuant to any such statutory share exchange as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by the Affiliates and non-Affiliates of a Constituent Person (each such converted share referred to as a “Exchange Property Unit”; provided that if holders of Common Stock have the opportunity to elect the form of consideration receivable upon such Reorganization Event, the Exchange Property Unit that Holders of the Corporate Units or Treasury Units will be entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). On each subsequent Stock Purchase Date or on the Cash Merger Early Settlement Date or Early Settlement Date with respect to any Equity Units, the Settlement Rate shall be determined by reference to the Applicable Market Value of the Exchange Property Units. Following a Reorganization Event, references to the purchase or issuance of shares of Common Stock pursuant to Stock Purchase Contracts will be construed to be references to settlement into Exchange Property Units, and references to the purchase or issuance of any specified number of shares of Common Stock upon the settlement of Stock Purchase Contracts will be construed to be references to settlement into the same number of Exchange Property Units.
     In the event of such a Reorganization Event, the Person formed by such consolidation or merger or the Person to whom such sale, transfer, lease or conveyance was made or with whom such statutory share exchange was made or which otherwise acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that the Holder of each Outstanding Equity Unit after the Reorganization Event, if any, shall have the rights provided by this Section 5.04. Such
Purchase Contract Agreement

supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an Exchange Property Unit which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04(b)(i) shall similarly apply to successive Reorganization Events.
     (ii) In the event the Company is involved in an event described in clause (1) or (2) of Section 5.04(b)(i), in each case in which at least 10% of the consideration received by the holders of Common Stock consists of cash or cash equivalents (a “Cash Merger”), then following the Cash Merger each Holder of an Equity Unit shall have the right (a “Cash Merger Early Settlement Right”) to accelerate and settle (“Cash Merger Early Settlement”) the Stock Purchase Contract forming a part thereof, upon the conditions set forth below, for each $25 stated amount of each Equity Unit, at the Settlement Rate determined as if the Applicable Market Value equaled the “stock price”, as such term is used in the definition of Make-Whole Shares, and receive, under such circumstances, the applicable Make-Whole Shares; provided that no Cash Merger Early Settlement will be permitted pursuant to this Section 5.04(b)(ii) unless, at the time such Cash Merger Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the U.S. federal securities laws. If such a Registration Statement is so required, the Company covenants and agrees to use commercially reasonable efforts to (x) have in effect a Registration Statement covering any securities to be delivered in respect of the Stock Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Cash Merger Early Settlement.
     Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of Equity Units of such completion of a Cash Merger, which shall specify the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(ii), the date on which such Cash Merger Early Settlement shall occur (which date shall be at least 10 days after the date of such written notice by the Company, but which shall in no event be later than the earlier of (x) 20 days after the date of such notice and (y) two Business Days prior to the next Stock Purchase Date) (the “Cash Merger Early Settlement Date”) and the date by which each Holder’s Cash Merger Early Settlement Right must be exercised. The notice will set forth, among other things, the applicable Settlement Rate and the amount (per share of Common Stock) of cash, securities, other consideration and, if applicable, Make-Whole Shares receivable by the Holder upon settlement. In addition, if a Holder effects a Cash Merger Early Settlement of some or all of its Stock Purchase Contracts, such Holder shall be entitled to receive, on the Cash Merger Early Settlement Date, the aggregate amount of any accrued and unpaid Contract Adjustment Payments since the immediately preceding Payment Date with respect to such Stock Purchase Contracts and the Company shall credit such amount against the amount otherwise payable by the Holders to effect such Cash Merger Early Settlement (unless the Cash Merger Early Settlement Date occurs after a Record Date and before the related Payment Date, in which case the applicable Purchase Price shall not be reduced by the amount of accrued and unpaid Contract Adjustment Payments).
     Corporate Units Holders and Treasury Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii) in integral multiples of 40 Corporate Units or
Purchase Contract Agreement

Treasury Units, as the case may be. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.01(a) shall apply with respect to a Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii).
     In order to exercise the right to effect Cash Merger Early Settlement with respect to any Stock Purchase Contracts, the Holder of the Certificate evidencing Equity Units shall deliver, no later than 5:00 p.m. (New York City time) on the third Business Day immediately preceding the Cash Merger Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment of the Purchase Price (payable to the Company in immediately available funds) in an amount equal to (A) the initial or adjusted Stated Amount multiplied by (B) the number of Stock Purchase Contracts with respect to which the Holder has elected to effect Cash Merger Early Settlement, less any credit in respect of Contract Adjustment Payments as set forth above.
     If a Holder properly effects an effective Cash Merger Early Settlement in accordance with the provisions of this Section 5.04(b)(ii), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Cash Merger Early Settlement Date in respect of each Equity Unit so settled:
(1)	the kind and amount of securities, cash or other property receivable upon such Cash Merger by a holder of the number of shares of Common Stock issuable on account of each Stock Purchase Contract if each remaining Stock Purchase Date had occurred immediately prior to such Cash Merger (based on the Settlement Rate in effect at such time), assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Cash Merger provides for different treatment of Common Stock held by the Constituent Person and Affiliates of the Constituent Person and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Cash Merger (provided that if the kind or amount of securities, cash and other property receivable upon such Cash Merger is not the same for each share of Common Stock held immediately prior to such Cash Merger, then for the purpose of this Section 5.04(b)(ii), the kind and amount of securities, cash and other property receivable upon such Cash Merger will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election)). For the avoidance of doubt, for the purposes of determining the appropriate Settlement Rate to be applied in the foregoing sentence, the date of the closing of the Cash Merger shall be deemed to be the relevant Stock Purchase Date;

(2)	the applicable Debentures or applicable Qualifying Treasury Securities, as the case may be, related to the Stock Purchase Contracts with respect to which the Holder is effecting a Cash Merger Early Settlement;

(3)	the Make-Whole Shares, if any; and
Purchase Contract Agreement

(4)	if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(ii).
     If an interest in the Treasury Portfolio has replaced the Debentures of any series as a component of Corporate Units, Holders of the Corporate Units will receive, on the next Stock Purchase Date, $1,000 in cash for each 40 Corporate Units as to which they have exercised their Cash Merger Early Settlement Right plus the allocable amount of the Proceeds at maturity of the securities described in clause (iii) of the definition of Treasury Portfolio, representing their respective interest in the Treasury Portfolio.
     (c) Successive Adjustments. After an adjustment to a Fixed Settlement Rate under this Section 5.04, any subsequent event requiring an adjustment under this Section 5.04 shall cause an adjustment to such Fixed Settlement Rate as so adjusted.
     (d) Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to a Fixed Settlement Rate pursuant to this Section 5.04 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.
     (e) Other Adjustments. The Company may, but shall not be required to, make such increases in the Fixed Settlement Rate, in addition to those required by this Section, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason. Any such adjustment to the Fixed Settlement Rate shall be proportionally made to both the Maximum Settlement Rate and the Minimum Settlement Rate.
     Section 5.05 Notice of Adjustments and Certain Other Events.
     (a) Whenever a Fixed Settlement Rate is adjusted as provided under Section 5.04(a), Section 5.04(b) or Section 5.04(e), the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Company makes an adjustment pursuant to Section 5.04(e):
     (i) compute each adjusted Fixed Settlement Rate in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth each adjusted Fixed Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and
     (ii) provide a written notice to the Holders of the Equity Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to each Fixed Settlement Rate was determined and setting forth each adjusted Fixed Settlement Rate.
     (b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Equity Units to determine whether any facts exist that may require any adjustment of each Fixed Settlement Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be
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fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Stock Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Stock Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V.
     Section 5.06 Termination Event; Notice.
     The Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Stock Purchase Date, a Termination Event shall have occurred.
     Upon and after the occurrence of a Termination Event, the Equity Units shall thereafter represent the right to receive the applicable Debentures or the applicable Qualifying Treasury Securities, as the case may be, forming part of such Equity Units, in accordance with the provisions of Section 5.04 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.
     Section 5.07 Early Settlement.
     (a) Subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Stock Purchase Contracts underlying Corporate Units may be settled early (“Early Settlement”) at any time (other than during a Blackout Period) on or prior to the second Business Day immediately preceding any Stock Purchase Date; provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use commercially reasonable efforts to (i) have in effect a Registration Statement covering any securities to be delivered in respect of the Stock Purchase Contracts being settled and (ii) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement.
     (b) In order to exercise the right to effect Early Settlement with respect to any Stock Purchase Contracts, the Holder of the Certificate evidencing Equity Units shall deliver such Certificate on or prior to the second Business Day immediately preceding any Stock Purchase Date to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the “Election to Settle Early” form on the reverse thereof duly completed and accompanied by payment
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(payable to the Company in immediately available funds) in an amount (the "Early Settlement Amount”) equal to the sum of:
     (i) (A) the Stated Amount multiplied by (B) the number of Stock Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus
     (ii) if such delivery is made with respect to any Stock Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Stock Purchase Contracts, unless such Contract Adjustment Payment has been deferred pursuant to Section 5.11.
     Except as provided in the immediately preceding sentence, no payment shall be made upon Early Settlement of any Stock Purchase Contract on account of any Contract Adjustment Payments accrued on such Stock Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Stock Purchase Contracts underlying any Equity Units by 5:00 p.m. (New York City time) on a Business Day, such day shall be the “Early Settlement Date” with respect to such Equity Units and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the “Early Settlement Date” with respect to such Equity Units shall be the next succeeding Business Day.
     Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Purchase Contract Agent shall then, in accordance with Section 5.06 of the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Stock Purchase Contracts as to which such Holder has elected to effect Early Settlement and (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount.
     Holders of Equity Units may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 40 Equity Units.
     Upon Early Settlement of the Stock Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) with respect to such Stock Purchase Contracts shall immediately and automatically terminate, provided that if such Early Settlement occurs after the close of business on a Record Date and on or prior to the next succeeding Payment Date, then the Contract Adjustment Payment due and payable on such Payment Date will be paid on such Payment Date to the Person who was the record holder of the applicable Equity Units on the applicable Record Date.
     (c) Upon Early Settlement of Stock Purchase Contracts by a Holder of the related Equity Units, the Company shall issue, and the Holder shall be entitled to receive, a number of newly issued or treasury shares of Common Stock equal to the Minimum Settlement Rate, as adjusted in the same manner and the same time as the Fixed Settlement Rates are adjusted (the “Early Settlement Rate”).
     (d) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:
Purchase Contract Agreement

     (i) the shares of Common Stock issuable upon Early Settlement of Stock Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.08; and
     (ii) the related Pledged Debentures, in the case of Corporate Units, or the related Pledged Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent, free and clear of the Company’s security interest therein, and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.
     (e) Upon Early Settlement of any Stock Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Debentures or Qualifying Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Equity Units:
     (i) transfer to the Holder the Debentures or Treasury Securities, as the case may be, forming a part of such Equity Units, and
     (ii) deliver to the Holder by book-entry transfer or in the form of a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.08, as received from the Company.
     (f) In the event that Early Settlement is effected with respect to Stock Purchase Contracts underlying less than all the Equity Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Equity Units as to which Early Settlement was not effected.
     (g) A Holder of an Equity Unit who effects Early Settlement may elect to have the Separate Debentures remarketed in accordance with the provisions of Section 5.02.
     Section 5.08 No Fractional Shares.
     No fractional shares of Common Stock shall be issued or delivered upon settlement on any Stock Purchase Date, or upon Early Settlement or Cash Merger Early Settlement of any Stock Purchase Contracts. If Certificates evidencing more than one Stock Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock that shall be delivered upon settlement shall be computed on the basis of the aggregate number of Stock Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock that would otherwise be deliverable upon settlement of any Stock Purchase Contracts on any Stock Purchase Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share multiplied by the Closing Price of the Common Stock as of the Trading Day immediately preceding such Stock Purchase Date, or as of the third Trading Day preceding such Early Settlement or Cash Merger Early Settlement. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.08 in a timely manner.
Purchase Contract Agreement

     Section 5.09 Charges and Taxes.
     The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Stock Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes that may be payable in respect of any exchange of, or substitution for, a Certificate evidencing Equity Units or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Equity Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such certificate or share of Common Stock unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 5.10 Contract Adjustment Payments.
     (a) Subject to Section 5.10(d) and Section 5.11, the Company shall pay, on each Payment Date, the Contract Adjustment Payments (net of any withholding tax required by law to be withheld by the Company on such payments, which shall be remitted to the appropriate taxing jurisdiction and shall be treated as if paid hereunder) payable in respect of each Stock Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date. The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the Borough of Manhattan, New York City maintained for that purpose. Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or, at the Company’s option, by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent. If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of such delay). Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Adjustment Payments will accrue from May 16, 2008.
     (b) Upon the occurrence of a Termination Event, the Company’s obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments) shall cease without any further action of any Person.
     (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments, which right was carried by the Stock Purchase Contracts underlying such other Certificates.
     (d) In the case of any Equity Units with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Stock Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Equity Units is registered at the close of business on such Record Date, it being understood that the Holder electing Early Settlement must make the required payment in order to elect Early Settlement and the applicable Purchase Price payable by the Holder electing Cash Merger Early Settlement shall not be reduced by the amount of such payment.
Purchase Contract Agreement

Except as otherwise expressly provided in the immediately preceding sentence, Contract Adjustment Payments that would otherwise be payable after the Early Settlement or Cash Merger Early Settlement Date with respect to such Stock Purchase Contract shall not be payable.
     (e) The Company’s obligations with respect to Contract Adjustment Payments will be subordinated and junior in right of payment to the Company’s obligations under any existing or future Senior Debt as provided in this Section 5.10. The Company’s obligations with respect to Contract Adjustment Payments will rank pari passu with the Company’s Debentures, 6.25% Series A-1 Junior Subordinated Debentures, 5.75% Series A-2 Junior Subordinated Debentures, 4.875% Series A-3 Junior Subordinated Debentures, 6.45% Series A-4 Junior Subordinated Debentures and 7.70% Series A-5 Junior Subordinated Debentures.
     (f) In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such case of proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders are entitled to receive any Contract Adjustment Payment, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment of distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Contract Adjustment Payment, which may be payable of deliverable in respect of the Contract Adjustment Payment in any such case, proceeding, liquidation, dissolution or other winding up event. The consolidation of the Company with, or the merger of the Company into, or the conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to, another Person, or the liquidation or dissolution of the Company following any such conveyance or transfer, shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this paragraph (f).
     (g) Subject to the last sentence of this paragraph (g), in the event that any event of default with respect to any Senior Debt specified in clause (i) of the definition thereof in a principal amount in excess of $100,000,000 shall have occurred and be continuing and resulted in the acceleration of the payment of the principal of such Senior Debt prior to the date on which it would otherwise have become due and payable (provided that if such declaration of acceleration shall have been rescinded or annulled, then such acceleration shall be deemed not to have occurred for the purpose of this paragraph (g)), then no Contract Adjustment Payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Contract Adjustment Payments) shall be made by the Company. No acceleration of any Senior Debt shall be deemed to be an acceleration of the kind specified above if (x) the Company shall be disputing the occurrence or continuation of such acceleration and (y) no final judgment holding that such acceleration has occurred shall have been issued. For this purpose, a “final judgment” means a judgment that is issued by a court having jurisdiction over the Company, is binding on the Company, is in full force and effect and is not subject to judicial appeal or review (including because the time within which a party may seek
Purchase Contract Agreement

appeal or review has expired), provided that, if any such judgment has been issued but is subject to judicial appeal or review, it shall nevertheless be deemed to be a final judgment unless the Company shall in good faith be prosecuting such appeal or a proceeding for such review.
     (h) For purposes of Section 5.10(f) through (q), the words “cash, property or securities” shall be deemed not to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.10(f) through (q) with respect to such Contract Adjustment Payments on the Equity Units to the payment of all existing and future Senior Debt that may at the time be outstanding.
     (i) Subject to the irrevocable payment in full of all existing and future Senior Debt, the Holders of the Equity Units shall be subrogated (equally and ratably with the holders of all obligations of the Company that by their express terms are subordinated to Senior Debt of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Stock Purchase Contracts underlying the Equity Units is subordinated and that are entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all such Contract Adjustment Payments owing on the Equity Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Debt and the Holders, no such payment or distribution made to the holders of Senior Debt by virtue of Section 5.10(f) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of Section 5.10(f) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.
     (j) Nothing contained in Section 5.10(f) through (q) or elsewhere in this Agreement or in the Equity Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Equity Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.10(f) through (q), of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
     (k) Upon payment or distribution of assets of the Company referred to in Section 5.10(f) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to Section 5.10(f) through (q).
     (l) The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or representative on
Purchase Contract Agreement

behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to Section 5.10(f) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.10(f) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     (m) Nothing contained in Section 5.10(f) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in this Section 5.10(f) through (q).
     (n) Each Holder of Equity Units, by its acceptance thereof, shall be deemed to have authorized and directed the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.10(f) through (q) and appointed the Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.
     (o) The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Equity Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.10(f) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Corporate Trust Office department from the Company, any Holder, or the holder or representative of any Senior Debt; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.
     (p) The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.
     (q) No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Purchase Contract Agent
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or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided by this Section 5.10 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
     (r) Nothing in this Section 5.10 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.
     (s) With respect to the holders of existing and future Senior Debt, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of existing and future Senior Debt shall be entitled by virtue of this Section 5.10 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.
     Section 5.11 Deferral of Contract Adjustment Payments.
     (a) The Company shall have the right, at any time prior to August 1, 2011, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Purchase Contract Agent written notice of its election to defer each such Contract Adjustment Payment (specifying the amount to be deferred) at least one Business Day prior to such Record Date. Any failure of the Company to make any Contract Adjustment Payment within five Business Days of the Payment Date shall be deemed without any further action of any Person to commence a deferral period with respect to that Contract Adjustment Payment. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue interest thereon at the rate of 5.67% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, being referred to herein as the “Deferred Contract Adjustment Payments”). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 5.11. No Contract Adjustment Payments may be deferred to a date that is after August 1, 2011 and no such deferral period may end other than on a Payment Date. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder’s right to receive Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, will terminate.
     (b) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Stock Purchase Contracts until a Payment Date prior to the Third Stock Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date. The Company may elect to make payment of deferred Contract Adjustment Payments to Holders who are registered at the close of business on a “Special Record Date” which shall be fixed to be not more than 15 Business Days and not less than 10 Business Days prior to the date of the proposed payment. The Special Record Date
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shall not occur less than 10 Business Days after receipt by the Purchase Contract Agent of the notice of the proposed payment by the Company. Upon receipt of such notice, the Purchase Contract Agent shall promptly notify such registered Holders not less than 10 days prior to the Special Record Date. If the Company establishes a Special Record Date, the Contract Adjustment Payments will cease to be payable to Holders of record on the applicable Record Date and instead will be payable to Holders of record on the Special Record Date.
     (c) In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Third Stock Purchase Date, each Holder will receive in respect of such deferred payments on such Stock Purchase Date in lieu of a cash payment, in the sole discretion of the Company, either (i) a number of shares of Common Stock (in addition to a number of shares of Common Stock per Equity Units equal to the Settlement Rate) equal to (A) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder (net of any required tax withholding on such Deferred Contract Adjustment Payment, which shall be remitted to the appropriate taxing jurisdiction) divided by (B) the greater of (x) the Applicable Market Value and (y) $12.67, subject in each case to adjustment in the same manner and under the same circumstances as the Fixed Settlement Rates pursuant to Section 5.04, or (ii) Additional Debentures that will (A) have a principal amount equal to the aggregate amount of Deferred Contract Adjustment Payments, (B) mature on the later of August 1, 2014 or the date that is five years after commencement of the deferral period, (C) bear interest at an annual rate equal to the then market rate of interest for similar instruments (not to exceed 10%), as determined by a nationally recognized investment banking firm selected by the Company, (D) rank pari passu with the Debentures and be issued as a series of debt securities under the Base Indenture, (E) provide for optional deferral on the same basis as the Debentures and (F) be redeemable at the option of the Company at any time at their principal amount plus accrued and unpaid interest through the date of redemption.
     (d) No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Third Stock Purchase Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.08.
     (e) In the event the Company gives notice of a deferral period as provided in Section 5.11(a) or a deferral period has commenced then, until the earlier of (x) the Termination Date, (y) the date on which the Deferred Contract Adjustment Payments have been paid or (z) the date on which the Additional Debentures are no longer outstanding, the Company shall be subject to the restrictions set forth in Section 2.1(g) of each Supplemental Indenture.
ARTICLE VI
RIGHTS AND REMEDIES OF HOLDERS
     Section 6.01 Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock.
     Each Holder of an Equity Unit shall have the right, which is absolute and unconditional, (i) subject to Article V (and to any withholding tax), to receive each Contract Adjustment Payment with respect to the Stock Purchase Contract comprising part of such Equity Unit on the respective Payment Date for such Equity Unit and (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Stock Purchase Contract on each Stock Purchase Date and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and
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the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.
     Section 6.02 Restoration of Rights and Remedies.
     If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.
     Section 6.03 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 6.04 Delay or Omission Not Waiver.
     No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article VI or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.
     Section 6.05 Undertaking for Costs.
     All parties to this Agreement agree, and each Holder of an Equity Unit, by its acceptance of such Equity Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent or to any suit instituted by the Company.
     Section 6.06 Waiver of Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or
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impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VII
THE PURCHASE CONTRACT AGENT
     Section 7.01 Certain Duties and Responsibilities.
     (a) The Purchase Contract Agent:
     (i) undertakes to perform, with respect to the Equity Units, such duties and only such duties as are or will be specifically set forth in this Agreement, the Pledge Agreement and the Remarketing Agreement to be performed by the Purchase Contract Agent and no implied covenants or obligations shall be read into this Agreement, the Pledge Agreement or any Remarketing Agreement against the Purchase Contract Agent; and
     (ii) in the absence of bad faith or negligence on its part, may, with respect to the Equity Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, the Pledge Agreement or any Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).
     (b) No provision of this Agreement, the Pledge Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;
     (ii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Purchase Contract Agent was negligent in ascertaining the pertinent facts; and
     (iii) no provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (c) Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Article.
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     (d) The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Purchase Contract Agent.
     Section 7.02 Notice of Default.
     Upon any Responsible Officer of the Purchase Contract Agent becoming aware of a material default by the Company under this Agreement and so notifying the Company, or Holders of not less than 25% of the Outstanding Equity Units notifying the Company and the Purchase Contract Agent of such a material default, the Company shall have 60 days from the date of such notice to cure the potential default. If the Company fails to cure the material default within the 60-day period, then within 30 days after the expiration of such 60-day period, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Equity Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such material default shall have been cured or waived.
     Section 7.03 Certain Rights of Purchase Contract Agent.
     Subject to the provisions of Section 7.01:
     (a) the Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Debentures, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Agreement, the Pledge Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;
     (d) the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder, or under the Pledge Agreement or the Remarketing Agreement, in good faith and in reliance thereon;
     (e) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Stock Purchase Contracts, and, if the Purchase Contract Agent makes such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;
     (f) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder, or under the Pledge Agreement or the Remarketing Agreement, either directly or by or
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through agents, attorneys, custodians or nominees or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;
     (g) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity reasonably satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (h) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith, negligence or willful misconduct by it;
     (i) the Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Equity Units and this Agreement;
     (j) the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (k) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
     (l) the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein;
     (m) in each case that the Purchase Contract Agent may or is required hereunder or under the Pledge Agreement or the Remarketing Agreement to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, or otherwise to act hereunder or thereunder, the Purchase Contract Agent may seek direction from the Holders of a majority in Stated Amount of the Outstanding Equity Units. The Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from the Holders of a majority in Stated Amount of the Outstanding Equity Units. If the Purchase Contract Agent shall request direction from the Holders of a majority in Stated Amount of the Outstanding Equity Units with respect to any action, the Purchase Contract Agent shall be entitled to refrain from such action unless and until such the Purchase Contract Agent shall have received direction from the Holders of a majority in Stated Amount of the Outstanding Equity Units, and the Purchase Contract Agent shall not incur liability to any Person by reason of so refraining; and
     (n) in no event shall the Purchase Contract Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit)
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irrespective of whether the Purchase Contract Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 7.04 Not Responsible for Recitals or Issuance of Equity Units.
     The recitals contained herein, in the Pledge Agreement, the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Equity Units, or of the Pledge Agreement or the Pledge or the Collateral (other than for its certificates of authentication of the Equity Units and its execution of the Certificates on behalf of the Holders as attorney-in-fact) and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Stock Purchase Contracts.
     The Purchase Contract Agent shall only be responsible for transferring money, securities or other property in accordance with the terms herein to the extent that such money, securities or other property are actually received by the Purchase Contract Agent.
     Section 7.05 May Hold Equity Units.
     Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Equity Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Equity Units.
     Section 7.06 Money Held in Custody.
     Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.
     Section 7.07 Compensation and Reimbursement.
     The Company agrees:
     (a) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;
     (b) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement and any Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement, the Pledge Agreement and any Remarketing Agreement and any
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modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as shall have been caused by its own negligence, willful misconduct or bad faith; and
     (c) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent (and each of its directors, officers, agents and employees (collectively, the “Indemnitees”) for, and to hold it harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement and any Remarketing Agreement, including the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent’s powers or duties hereunder or thereunder. In the case of any action, suit or proceeding with respect to which an Indemnitee may seek payments pursuant to this Section 7.07, the Company, at its option, may defend such action, suit or proceeding with counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnitee) and exercise sole and complete control over the defense of such action, suit or proceeding.
     The provisions of this Section shall survive the resignation or removal of the Purchase Contract Agent and the termination of this Agreement.
     Section 7.08 Corporate Purchase Contract Agent Required, Eligibility.
     There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.
     Section 7.09 Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.
     (b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 90 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 60 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at its own expense, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
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     (c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in Stated Amount of the Outstanding Equity Units delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 60 days after such Act, the Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment at the expense of the Company of a successor Purchase Contract Agent.
     (d) If at any time:
     (i) the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by Holders of not less than 10% of the Stated Amount of Outstanding Equity Units; or
     (ii) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) Holders of not less than 10% of the Stated Amount of Outstanding Equity Units may, on behalf of all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.
     (e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, Holders of not less than 10% of the Stated Amount of Outstanding Equity Units, on behalf of all other similarly situated Holders, or the Purchase Contract Agent may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
     (f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.
     Section 7.10 Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase
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Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.
     (b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in subsection (a) of this Section 7.10.
     (c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article VII.
     (d) No successor Purchase Contract Agent shall at the same time act as the Collateral Agent, the Custodial Agent or the Securities Intermediary and the Company shall not act as the Purchase Contract Agent.
     Section 7.11 Merger, Conversion, Consolidation or Succession to Business.
     Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided that such Person shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Equity Units.
     Section 7.12 Preservation of Information; Communications to Holders.
     (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.
     (b) If Holders owning not less than 25% of the Outstanding Equity Units (herein referred to as “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Equity Units for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Equity Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.
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     Section 7.13 No Obligations of Purchase Contract Agent.
     Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement, the Remarketing Agreement or any Stock Purchase Contract in respect of the obligations of the Holder of any Equity Units thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Stock Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article V hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement, the Pledge Agreement or the Remarketing Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action.
     Section 7.14 Tax Compliance.
     (a) The Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, returns, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Equity Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Equity Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
     (b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a).
     (c) Without limiting the above, if required by law, any payment (including cash or property) and any deemed payment made under the terms of this Agreement shall be subject to withholding and backup withholding.
     (d) Without limiting the above, any payment of Contract Adjustment Payments and distribution of property in satisfaction of deferred Contract Adjustment Payments made to a non-United States person (as defined under the Code) shall be subject to withholding tax unless such person establishes an exemption from such withholding tax.
     (e) Any withholding and backup withholding of tax under this Section 7.14 shall be treated as if made to the intended recipient in full compliance with the terms of this Agreement.
     (f) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.
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ARTICLE VIII
SUPPLEMENTAL AGREEMENTS
     Section 8.01 Supplemental Agreements without Consent of Holders.
     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:
     (a) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;
     (b) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;
     (c) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;
     (d) make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b);
     (e) cure any ambiguity (or formal defect) or correct or supplement any provisions herein that may be inconsistent with any other provisions herein; or
     (f) make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.
     Section 8.02 Supplemental Agreements with Consent of Holders.
     With the consent of the Holders of not less than a majority in Stated Amount of the Outstanding Equity Units voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when duly authorized, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Stock Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Equity Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of each Holder of Outstanding Equity Units affected thereby,
     (a) subject to the Company’s right to defer any Contract Adjustment Payments pursuant to Section 5.11, change any Payment Date;
     (b) change the amount or the type of Collateral required to be Pledged to secure a Holder’s obligations under the Stock Purchase Contract, or otherwise materially adversely affect the Holder’s rights in or to such Collateral or materially adversely alter such Holder’s rights in or to such Collateral;
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     (c) change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable or reduce any Contract Adjustment Payments;
     (d) impair the right to institute suit for the enforcement of any Stock Purchase Contract or any Contract Adjustment Payments;
     (e) reduce the number of shares of Common Stock or the amount of any other property or securities to be purchased pursuant to any Stock Purchase Contract, increase the price to purchase shares of Common Stock or any other property or securities upon settlement of any Stock Purchase Contract or change the Stock Purchase Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise materially and adversely affect the Holder’s rights under the Stock Purchase Contract; or
     (f) reduce the percentage of the Outstanding Equity Units the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Stock Purchase Contracts or the Pledge Agreement;
provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of the affected class or all of the Holders of the affected class, as applicable.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 8.03 Execution of Supplemental Agreements.
     In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article VIII or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, in addition to the documents required by Section 1.02, and (subject to Section 7.01) shall be fully authorized and protected in relying upon, an Officers’ Certificate each stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise. The Purchase Contract Agent shall enter into all other supplemental agreements at the request of the Company.
     Section 8.04 Effect of Supplemental Agreements.
     Upon the execution of any supplemental agreement under this Article VIII, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.
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     Section 8.05 Reference to Supplemental Agreements.
     Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article VIII may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.
ARTICLE IX
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     Section 9.01 Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.
     The Company covenants that it will not consolidate with or merge with and into any other Person or convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
     (a) either the Company shall be the continuing corporation, or the successor (if other than the Company) or transferee shall be a Person organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such Person shall expressly assume all the obligations of the Company under the Stock Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture, the Debentures and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such Person; and
     (b) the Company or such successor corporation or transferee, as the case may be, shall not, immediately after such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, be in default of payment obligations under the Stock Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture, the Debentures or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.
     Section 9.02 Rights and Duties of Successor Person.
     In case of any such merger, consolidation, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor Person in accordance with Section 9.01, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Certificates evidencing Equity Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Equity Units which such successor Person thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose.
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     In case of any such merger, consolidation, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Equity Units thereafter to be issued as may be appropriate.
     Section 9.03 Officers’ Certificate Given to Purchase Contract Agent.
     The Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall receive an Officers’ Certificate as conclusive evidence that any such merger, consolidation, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article IX and that all conditions precedent to the consummation of any such merger, consolidation, sale, assignment, transfer, lease or conveyance have been met.
ARTICLE X
COVENANTS
     Section 10.01 Performance under Stock Purchase Contracts.
     The Company covenants and agrees for the benefit of the Holders from time to time of the Equity Units that it will duly and punctually perform its obligations under the Stock Purchase Contracts in accordance with the terms of the Stock Purchase Contracts and this Agreement.
     Section 10.02 Maintenance of Office or Agency.
     The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Stock Purchase Contracts where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Corporate Units and where notices and demands to or upon the Company in respect of the Equity Units and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Equity Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent.
Purchase Contract Agreement

     Section 10.03 Company to Reserve Common Stock.
     The Company shall at all times prior to the third Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock then issuable against tender of payment in respect of all Stock Purchase Contracts constituting a part of the Equity Units evidenced by outstanding Certificates.
     Section 10.04 Covenants as to Common Stock.
     The Company covenants that all shares of Common Stock that may be issued against tender of payment in respect of any Stock Purchase Contract constituting a part of the Outstanding Equity Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.
     Section 10.05 Statements of Officers of the Company as to Default.
     The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which the Company have knowledge.
     Section 10.06 ERISA.
     Each Holder from time to time of the Equity Units that is a Plan or who used assets of a Plan to purchase Equity Units hereby represents that either (i) no portion of the assets used by such Holder to acquire the Corporate Units constitutes assets of the Plan or (ii) the purchase or holding of the Corporate Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable laws.
     Section 10.07 Tax Treatment.
     (a) The Company covenants and agrees, for United States federal, state and local income and franchise tax purposes, to (i) treat a Holder’s acquisition of the Corporate Units as the acquisition of an interest in the applicable Debentures and Stock Purchase Contract constituting the Corporate Units and (ii) treat each Holder as the owner of the applicable interest in the Collateral Account, including the applicable Debentures, interest in the Treasury Portfolio or the applicable Qualifying Treasury Securities.
     (b) Each Holder of an Equity Unit shall be deemed to have agreed (unless the United States Internal Revenue Service requires a different treatment from such Holder), by acceptance of an Equity Unit, to treat for all United States federal income tax purposes (i) itself as the owner of the Stock Purchase Contract and the related ownership interests in the applicable Debentures or applicable Qualifying Treasury Securities, as applicable, pledged under the Pledge Agreement, and (ii) the Debentures as indebtedness of the Company. In addition, each initial purchaser of a Corporate Unit for $75 shall be deemed to have agreed, for United States federal income tax purposes, to allocate $25 to each of the undivided beneficial ownership interests in each Debenture of each series included in each Corporate Unit and $0 to the Stock Purchase Contract.
SIGNATURES ON THE FOLLOWING PAGE
Purchase Contract Agreement

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

American International Group, Inc.

By	/s/ Robert A. Gender
Name: Robert A. Gender
Title: Vice President and Treasurer

The Bank of New York,
as Purchase Contract Agent

By	/s/ Sherma Thomas
Name: Sherma Thomas
Title: Assistant Treasurer
Purchase Contract Agreement

EXHIBIT A
FORM OF FACE OF CORPORATE UNIT CERTIFICATE)
     [For inclusion in Global Certificates only — THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	Number of Corporate Units:
CUSIP No. 026874 115
ISIN: US0268741156
AMERICAN INTERNATIONAL GROUP, INC.
CORPORATE UNITS
     This Corporate Unit Certificate certifies that            is the registered Holder of the number of Corporate Units set forth above [For inclusion in Global Certificates only — or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. The “Stated Amount” of each Corporate Unit evidenced hereby shall (i) from and including May 16, 2008 to but excluding the First Stock Purchase Date, be $75.00, (ii) from and including the First Stock Purchase Date to but excluding the Second Stock Purchase Date, be $50.00 and (iii) from and including the Second Stock Purchase Date to but excluding the Third Stock Purchase Date, be $25.00. Each Corporate Unit consists of (a) (i) at all times prior to the First Stock Purchase Date or, if earlier, the First Remarketing Settlement Date, a 2.5% undivided beneficial ownership interest in a Series B-1 Debenture with a Principal Amount of $1,000, (ii) at all times prior to the Second Stock Purchase Date or, if earlier, the Second Remarketing Settlement Date, a 2.5% undivided beneficial ownership interest in a Series B-2 Debenture with a Principal Amount of $1,000, (iii) at all times prior to the Third Stock Purchase Date or, if earlier, the Third Remarketing Settlement Date, a 2.5% undivided beneficial ownership interest in a Series B-3 Debenture with a Principal Amount of $1,000, and (iv) after the
Form of Corporate Unit

Remarketing Settlement Date for any Series of Debentures and prior to the applicable Stock Purchase Date, an undivided beneficial ownership interest in the Treasury Portfolio purchased with the net proceeds of the Remarketing, in each case subject to the Pledge thereof, and (b) the rights an obligations of the Holder under one Stock Purchase Contract with American International Group, Inc., a Delaware corporation (the “Company”, which term includes any successor person under the Purchase Contract Agreement hereinafter referred to). This Corporate Unit Certificate is issued pursuant to, and benefits from, all of the provisions of the Purchase Contract Agreement (as defined on the reverse hereof) and each capitalized term used herein that is defined in the Purchase Contract Agreement has the meaning set forth therein. Pursuant to the Pledge Agreement, the interests described in clause (a) above constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Stock Purchase Contract comprising part of such Corporate Unit.
     Interest payments on the Debentures forming part of the Corporate Units evidenced hereby, which are payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing August 1, 2008 (each, an “Interest Payment Date”), shall, subject to deferral as provided in the Supplemental Indentures, and to receipt thereof by the Purchase Contract Agent from the Paying Agent or the Securities Intermediary, be paid to the Person in whose name this Corporate Unit Certificate (or a Predecessor Corporate Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.
     Each Stock Purchase Contract evidenced hereby obligates the Holder of this Corporate Unit Certificate to purchase, and the Company to sell, on each of three Stock Purchase Dates, at a price equal to $25.00 (the “Purchase Price”), a number of newly issued or treasury shares of common stock, par value $2.50 per share (“Common Stock”), of the Company, per Corporate Unit equal to the applicable Settlement Rate, unless on or prior to the applicable Stock Purchase Date there shall have occurred an Early Settlement or Cash Merger Early Settlement with respect to such Stock Purchase Contract or a Termination Event, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the applicable Stock Purchase Date (i) by application of payment received in respect of the Pledged Treasury Portfolio purchased with respect to any Pledged Debentures of the applicable series sold in the applicable Remarketing (or in respect of the Principal Amount of such Pledged Debentures in the event of a Failed Remarketing with respect thereto), which Pledged Treasury Portfolio and Pledged Debentures, as the case may be, are pledged to secure the obligations under such Stock Purchase Contract of the Holder of each Corporate Unit of which such Stock Purchase Contract is a part, or (ii) in immediately available funds in the event the Holder elects a Settlement with Cash or a Cash Merger Early Settlement.
     The holder of the Corporate Units evidenced hereby is deemed to have agreed (unless the United States Internal Revenue Service requires a different treatment from such Holder), by acceptance of such Corporate Units, to treat for all United States federal income tax purposes (i) itself as the owner of the Stock Purchase Contracts and the related ownership interest in the Debentures pledged under the Pledge Agreement, and (ii) the Debentures as indebtedness of the Company. In addition, each initial purchase of a Corporate Unit for $75 shall be deemed to have agreed, for United States federal income tax purposes, to allocate $25 to each of the undivided beneficial ownership interests in each Debenture of each series included in each Corporate Unit and $0 to the Stock Purchase Contract.
     The Company shall pay, on each Payment Date, in respect of each Stock Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to (i) from and including May 16, 2008 to but excluding the First Stock Purchase Date,
Form of Corporate Unit

at the annual rate of 2.7067% on the initial Stated Amount of $75 per Stock Purchase Contract, (ii) from and including the First Stock Purchase Date to but excluding the Second Stock Purchase Date, at the annual rate of 2.6450% on the adjusted Stated Amount of $50 per Stock Purchase Contract, and (iii) from and including the Second Stock Purchase Date to but excluding the Third Stock Purchase Date, at the annual rate of 2.61% on the adjusted Stated Amount of $25 per Stock Purchase Contract, subject to its rights provided for in the Purchase Contract Agreement to defer Contract Adjustment Payments. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Unit Certificate (or a Predecessor Corporate Unit Certificate) is registered at the close of business on the Record Date for such Payment Date.
     Contract Adjustment Payments and distributions due on any Payment Date that is not a Business Day shall be made on the next succeeding day that is a Business Day (and without any interest in respect of such delay). Payments of Interest on the Debentures and the Contract Adjustment Payments (net of any withholding tax to be withheld by the Company on such payments, which shall be remitted to the appropriate taxing jurisdiction) will be payable, at the option of the Company, at the office of the Purchase Contract Agent in New York City or by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.
     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Unit Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.
Form of Corporate Unit

     IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

American International Group, Inc.
By
Name:
Title:

Holder Specified Above (as to obligations of such Holder under the Stock Purchase Contracts and the Pledge Agreement)
By	The Bank of New York,
as attorney-in-fact of such Holder

By
Name:
Title:

Date:
Form of Corporate Unit

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT
     This is one of the Corporate Unit Certificates referred to in the within mentioned Purchase Contract Agreement.

The Bank of New York, as Purchase Contract Agent
By
Name:
Title:

Form of Corporate Unit

(FORM OF REVERSE OF Corporate Unit CERTIFICATE)
     Each Stock Purchase Contract evidenced hereby is issued pursuant to and governed by all of the provisions of a Purchase Contract Agreement, dated as of May 16, 2008 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and The Bank of New York, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate Unit Certificates are, and are to be, executed and delivered.
     Each Stock Purchase Contract evidenced hereby obligates the Holder of this Corporate Unit Certificate to purchase, and the Company to sell, on each of three Stock Purchases Dates at a price equal to $25.00 (the “Purchase Price”), a number of newly issued or treasury shares of Common Stock per Corporate Unit equal to the applicable Settlement Rate, unless an Early Settlement or a Cash Merger Early Settlement with respect to the Corporate Unit of which such Stock Purchase Contract is a part or a Termination Event shall have occurred. The Settlement Rate may be adjusted as provided in the Purchase Contract Agreement. The Stock Purchase Dates are February 15, 2011, May 1, 2011 and August 1, 2011, or if any such date is not a Business Day, the next Business Day. No fractional shares of Common Stock will be issued upon settlement of Stock Purchase Contracts.
     Each Stock Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Corporate Unit to purchase at the Early Settlement Amount or the purchase price specified in Section 5.04(b)(ii) of the Stock Purchase Contract Agreement, respectively, and the Company to sell, a number of newly issued or treasury shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or the consideration specified in Section 5.04(b)(ii) (in the case of a Cash Merger Early Settlement).
     In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate Unit Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Stock Purchase Contract evidenced hereby by effecting a Settlement with Cash, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of a Remarketing of the related Pledged Debentures. If a Holder of Corporate Units does not, on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the applicable Stock Purchase Date, notify the Purchase Contract Agent of its intention to effect a Settlement with Cash, or does so notify the Purchase Contract Agent but fails to make an effective Settlement with Cash on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the applicable Stock Purchase Date, such notice of Settlement with Cash shall automatically be deemed withdrawn and without effect.
     Upon the occurrence of a Failed Remarketing with respect to the Debentures of any series that constitute part of Corporate Units, the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to the Pledged Debentures of such series underlying the Corporate Units, and may, to the extent permitted by law, among other things, (A) deliver such Debentures to the Company in full satisfaction of the Holders’ obligations under the Stock Purchase Contracts on the applicable Stock Purchase Date (but not any Additional Debentures issued to pay Deferred Interest or accrued interest on such Debentures) or (B) sell such Debentures in one or more public or private sales or otherwise and apply the proceeds from the sale of such Debentures to satisfy in full the Holders’ obligations under the Stock Purchase Contracts and remit the excess, if any, of the
Form of Corporate Unit

proceeds over the Purchase Price payable on such Stock Purchase Date to the Purchase Contract Agent for payment to the Holders of the Corporate Units to which such Debentures relate.
     The Company shall not be obligated to issue any shares of Common Stock in respect of a Stock Purchase Contract on any Stock Purchase Date, Early Settlement Date or Cash Merger Early Settlement Date or deliver any certificates therefor to the Holder unless it shall have received the payment required under, and in the manner set forth in, the Purchase Contract Agreement.
     Under the terms of the Pledge Agreement and the Purchase Contract Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Debentures or any part thereof for any purpose not inconsistent with terms of the Pledge Agreement and Purchase Contract Agreement. The Purchase Contract Agent shall not exercise or shall not refrain from exercising such right, as the case may be, if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Debentures. The Purchase Contract Agent shall give the Company and the Collateral Agent at least five Business Days’ prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. The Holders of Corporate Units shall have no voting or other rights in respect of Common Stock.
     In the event of a Successful Remarketing of a series of Debentures, the Collateral Agent shall, in accordance with the Pledge Agreement, instruct the Securities Intermediary to transfer the Pledged Debentures of such series to the Remarketing Agent, upon confirmation of deposit by the Remarketing Agent of the Proceeds of such Successful Remarketing (less, to the extent permitted by the Remarketing Agreement, the Remarketing Agent’s Fee) in the Collateral Account and the Collateral Agent shall thereupon instruct the Securities Intermediary to purchase the Treasury Portfolio with the Proceeds of the Successful Remarketing. A Holder of Corporate Units shall be deemed to have elected to pay for the shares of Common Stock to be issued under the Stock Purchase Contract underlying the Corporate Units from the Proceeds of the related Treasury Portfolio after a Successful Remarketing. Without receiving any instruction from any Holder, the Collateral Agent shall instruct the Securities Intermediary to remit the Proceeds of the related Treasury Portfolio equal to the Purchase Price of the shares of Common Stock to be delivered on the applicable Stock Purchase Date to the Company to satisfy in full such Holder’s obligations to pay the Purchase Price to purchase shares of Common Stock under the related Stock Purchase Contracts on such Stock Purchase Date and to remit the balance of the Proceeds from the related Treasury Portfolio, if any, to the Purchase Contract Agent for distribution to such Holder.
     The Corporate Units are issuable only in registered form and only in Stated Amounts of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Unit Certificate will be registered and Corporate Unit Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute interests in the applicable Qualifying Treasury Securities for interests in the applicable Debentures, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Stock Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Unit in respect of the Debentures and the Stock Purchase Contract constituting such Corporate Unit may be transferred and exchanged only as an Corporate Units.
Form of Corporate Unit

     Subject to the conditions set forth in the Purchase Contract Agreement, a Holder may, at any time other than during a Blackout Period, create Treasury Units by delivering to the Securities Intermediary for each 40 Treasury Units to be created (1) prior to the First Stock Purchase Date, a First Qualifying Treasury Security, (2) prior to the Second Stock Purchase Date, a Second Qualifying Treasury Security, and (3) prior to the Third Stock Purchase Date, a Third Qualifying Treasury Security, in exchange for the release of the applicable Pledged Debentures in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement; provided that such creation of Treasury Units may be effected only in multiples of 40 Treasury Units.
     The Company shall have the right, at any time prior to August 1, 2011, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of 5.67% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, being referred to herein as the “Deferred Contract Adjustment Payments”). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after August 1, 2011 and no such deferral period may end other than on a Payment Date. If the Company elects to defer the payment of Contract Adjustment Payments after August 1, 2011, each Holder will receive, in lieu of a cash payment, in the sole discretion of the Company, either the number of shares of Common Stock or the Additional Debentures described in the Purchase Contract Agreement.
     The Stock Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, including Deferred Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Third Stock Purchase Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Debentures from the Pledge in accordance with the provisions of the Pledge Agreement. A Corporate Unit shall thereafter represent the right to receive the interests in the Debentures forming a part of such Corporate Unit (or if any series of Debentures has been sold in a Successful Remarketing and the applicable Stock Purchase Date has not yet occurred, an interest in the Treasury Portfolio purchased with the proceeds of such Debentures) in accordance with the terms of, and except as set forth in, the Purchase Contract Agreement and the Pledge Agreement.
     Upon registration of transfer of this Corporate Unit Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement) by all the terms and provisions of, and all the duties, responsibilities and obligations under, the Purchase Contract Agreement and the Stock Purchase Contracts evidenced hereby, and the transferor shall be released from the obligations under the Stock Purchase Contracts evidenced by this Corporate Unit Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.
     The Holder of this Corporate Unit Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Stock Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Stock Purchase Contracts by the
Form of Corporate Unit

Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Stock Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Debentures underlying this Corporate Unit Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, on each Stock Purchase Date payments with respect to an aggregate principal amount of the Pledged Debentures upon a Successful Remarketing of the applicable series on such Stock Purchase Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Stock Purchase Contract on such Stock Purchase Date and such Holder shall acquire no right, title or interest in such payments.
     Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority in Stated Amount of the Outstanding Equity Units. The Stock Purchase Contracts and Equity Units shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
     Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate Unit Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving distributions payable on the Debentures, receiving Contract Adjustment Payments (subject to any applicable Record Date), performance of the Stock Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such Affiliate or agent shall be affected by notice to the contrary.
     A Stock Purchase Contract shall not entitle the Holder of a Corporate Unit to any of the rights of a holder of shares of Common Stock, prior to the delivery of shares of Common Stock under each Stock Purchase Contract, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a stockholder of the Company. A Holder will become a holder of record of shares of Common Stock delivered pursuant to a Stock Purchase Contract at the close of business on the date the shares of Common Stock are delivered by the Company to the Holder or, if the Company’s stock record book is not open on that day, at the opening of business on the next Business Day the stock record is open.
     A copy of the Purchase Contract Agreement is available for inspection at the Corporate Trust Office.
Form of Corporate Unit

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (Cust) (Minor)

TEN ENT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please print or type name and address including Postal Zip code of Assignee)
the within Corporate Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing                      Attorney, to transfer said Corporate Unit Certificates on the books of the Security Registrar, with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
Form of Corporate Unit

ELECTION FOR EARLY SETTLEMENT/CASH MERGER EARLY SETTLEMENT
     The undersigned Holder of this Corporate Unit Certificate hereby irrevocably exercises the option to effect {Early Settlement} {Cash Merger Early Settlement} in accordance with the terms of the Purchase Contract Agreement with respect to the Stock Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities or property deliverable upon such {Early Settlement} {Cash Merger Early Settlement} be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Unit Certificate representing any Corporate Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is not effected, to the undersigned at the address indicated below (or to the securities account designated in writing by the Registered Holder) unless a different name and address have been indicated below. Pledged Debentures deliverable upon such {Early Settlement} {Cash Merger Early Settlement} will be transferred in accordance with the transfer instructions set forth below. If shares of Common Stock or other securities or property are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature

Signature Guarantee:
     Number of Corporate Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is being elected:

If shares of Common Stock or other securities or property are to be registered in the name of and delivered to and Pledged Debentures are to be transferred to a Person other than the Holder, please print such Person’s name and address:
REGISTERED HOLDER:

Please print name and address of
Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer
Identification Number, if any
     Transfer Instructions for Pledged Debentures transferable upon {Early Settlement} {Cash Merger Early Settlement}:
Form of Corporate Unit

Settlement Instructions for [Third] [SECOND] [FIRST]
Stock Purchase Contract Date

No.	Number of Corporate Units:
AMERICAN INTERNATIONAL GROUP, INC.
CORPORATE UNITS
     The undersigned Holder directs that a certificate (including in book-entry if requested by the Holder) for shares of Common Stock deliverable upon settlement on or after the [Third] [Second] [First] Stock Purchase Date of the Stock Purchase Contracts underlying the number of Corporate Units issued pursuant to the Purchase Contract Agreement, dated as of May 16, 2008, between American International Group, Inc. and The Bank of New York, as Purchase Contract Agent and evidenced by the Corporate Unit Certificate bearing the certificate number indicated above be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below (or to the securities account designated in writing by the Registered Holder) unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature

Signature Guarantee:

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	Registered Holder: Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer
Identification Number, if any
Form of Corporate Unit

[TO BE ATTACHED TO GLOBAL CERTIFICATES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
The initial number of Corporate Units represented by this Global Certificate is           . The following increases or decreases in this Global Certificate have been made:

Number of
	Amount of	Amount of	Corporate Units
	increase in	decrease in	evidenced by this
	Number of	Number of	Global	Signature of
	Corporate Units	Corporate Units	Certificate	authorized
	evidenced by the	evidenced by the	following such	signatory of
	Global	Global	decrease or	Purchase
Date	Certificate	Certificate	increase	Contract Agent

Form of Corporate Unit

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:	Custodian (Cust) (Minor)

TEN ENT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common
Under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please print or type name and address including Postal Zip code of Assignee)
the within Corporate Unit Certificates and all rights thereunder, hereby irrevocably constituting and appointing                      Attorney, to transfer said Corporate Unit Certificates on the books of the Security Registrar, with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Unit Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:
Form of Treasury Unit

ELECTION FOR EARLY SETTLEMENT/CASH MERGER EARLY SETTLEMENT
     The undersigned Holder of this Treasury Unit Certificate hereby irrevocably exercises the option to effect {Early Settlement} {Cash Merger Early Settlement} in accordance with the terms of the Purchase Contract Agreement with respect to the Stock Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Unit Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities or property deliverable upon such {Early Settlement} {Cash Merger Early Settlement} be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Unit Certificate representing any Treasury Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is not effected, to the undersigned at the address indicated below (or to the securities account designated in writing by the Registered Holder) unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such {Early Settlement} {Cash Merger Early Settlement} will be transferred in accordance with the transfer instructions set forth below. If shares of Common Stock or other securities or property are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature

Signature Guarantee:
     Number of Treasury Units evidenced hereby as to which {Early Settlement} {Cash Merger Early Settlement} of the related Stock Purchase Contracts is being elected:

If shares of Common Stock or other securities or property are to be registered in the name of and delivered to and Pledged Treasury Securities are to be transferred to a Person other than the Holder, please print such Person’s name and address:
REGISTERED HOLDER:

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer
Identification Number, if any
     Transfer Instructions for Pledged Treasury Securities transferable upon {Early Settlement} {Cash Merger Early Settlement}:
Form of Treasury Unit

Settlement Instructions for [Third] [SECOND] [FIRST] Stock Purchase Contract Date

No.	Number of Treasury Units:
AMERICAN INTERNATIONAL GROUP, INC.
TREASURY UNITS
     The undersigned Holder directs that a certificate (including in book-entry if requested by the Holder) for shares of Common Stock deliverable upon settlement on or after the [Third] [Second] [First] Stock Purchase Date of the Stock Purchase Contracts underlying the number of Treasury Units issued pursuant to the Purchase Contract Agreement, dated as of May 16, 2008, between American International Group, Inc. and The Bank of New York, as Purchase Contract Agent and evidenced by the Treasury Unit Certificate bearing the certificate number indicated above be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below (or to the securities account designated in writing by the Registered Holder) unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature

Signature Guarantee:

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	Registered Holder: Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer
Identification Number, if any
Form of Treasury Unit

EXHIBIT C
INSTRUCTION TO PURCHASE CONTRACT AGENT
The Bank of New York,
as Purchase Contract Agent
Attention: Corporate Finance Group
101 Barclay Street-8W
New York, New York 10286

Re:	{Corporate Units} {Treasury Units} of
American International Group, Inc., a Delaware corporation (the “Company”)
     The undersigned Holder hereby notifies you that it has delivered to The Bank of New York, as Securities Intermediary, for credit to the Collateral Account, $          aggregate {principal amount of each applicable series of Debentures} {principal amount of the applicable Qualifying Treasury Securities} in exchange for the corresponding aggregate {principal amount of Pledged Debentures} {principal amount of Pledged Treasury Securities} held in the Collateral Account, in accordance with the Pledge Agreement, dated as of May 16, 2008 (the “Pledge Agreement”; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the {Pledged Debentures} {Pledged Treasury Securities} related to such {Corporate Units} {Treasury Units}.

Dated:

Signature Guarantee:
Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any
Address

Form of Instruction to
Purchase Contract Agent

C-1

EXHIBIT D
NOTICE FROM STOCK PURCHASE CONTRACT AGENT
TO HOLDERS
     (Transfer of Collateral upon Occurrence of a Termination Event)
{HOLDER}

Attention:
Telecopy:

Re:	{Corporate Units} {Treasury Units} of
American International Group, Inc., a Delaware corporation (the “Company”)
     Please refer to the Purchase Contract Agreement, dated as of May 16, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time.
     We hereby notify you we have received notice that a Termination Event has occurred and that {the Debentures} {the Qualifying Treasury Securities} comprising a portion of your ownership interest in                                    {Corporate Units} {Treasury Units} have been released and are being held by us for your account pending receipt of transfer instructions with respect to such {Debentures} {Qualifying Treasury Securities} (the “Released Securities”).
     Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your {Corporate Units}{Treasury Units} effected through book-entry or by delivery to us of your {Corporate Unit Certificate}{Treasury Unit Certificate}, we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions.
     In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such {Corporate Units}{Treasury Units} are transferred or your {Corporate Unit Certificate} {Treasury Unit Certificate} is surrendered or satisfactory evidence is provided that such {Corporate Unit Certificate}{Treasury Unit Certificate} has been mutilated, destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Dated:	The Bank of New York

By: Name:
Title: Authorized Signatory
Form of Notice of Termination Event

D-1

EXHIBIT E
NOTICE TO SETTLE WITH CASH
The Bank of New York
as Purchase Contract Agent
Attention: Corporate Finance Group
101 Barclay Street-8W
New York, New York 10286

Re:	Equity Units of American International Group, Inc.,
a Delaware corporation (the “Company”)
     The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02 of the Purchase Contract Agreement, dated as of May 16, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Stock Purchase Contracts, that such Holder has elected to deliver $1,000 in immediately available funds for each 40 Equity Units evidenced by the Certificate accompanying this notice to the Securities Intermediary for deposit in the Collateral Account, at or prior to 11:00 a.m. (New York City time) on the Business Day immediately preceding the applicable Stock Purchase Date. The $1,000 in immediately available funds so deposited shall be delivered to the Company on the applicable Stock Purchase Date in settlement of the obligations of the Holder under Stock Purchase Contracts on such Stock Purchase Date in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.
     The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to make such Settlement with Cash with respect to the Stock Purchase Contracts related to such Holder’s Corporate Units on the applicable Stock Purchase Date.
Dated:

Signature

Signature Guarantee
Form of Notice to
Settle with cash

E-1

EXHIBIT F
NOTICE FROM STOCK PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Settlement of Stock Purchase Contract through Remarketing)
Wilmington Trust Company,
as Collateral Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telephone: (302) 636-6453
Facsimile: (302) 636-4140

Re:	Corporate Units of American International Group, Inc.,
a Delaware corporation (the “Company”)
     Please refer to the Purchase Contract Agreement, dated as of May 16, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units from time to time.
     In accordance with Section 5.02 of the Purchase Contract Agreement and, based on notices of Settlements with Cash received from Holders of Corporate Units as of 11:00 a.m. (New York City time), on the second Business Day immediately preceding the applicable Stock Purchase Date, we hereby notify you that Series {B-1}{B-2}{B-3} Debentures in an aggregate principal amount of $                  are to be tendered for purchase in the Remarketing commencing on applicable Remarketing Period Start Date.

Dated:	The Bank of New York,
as the Purchase Contract Agent

By: Name:
Title:
Form of Notice to Collateral Agent

F-1